Exhibit 10.2

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

English Translation

Investment Agreement

July 16, 2014

Investment Agreement

Preamble
Clauses

1	Definitions and Interpretations	6
1.1	Definitions	6
1.2	Interpretations	6

2	Transfer Transactions of Overseas Shares	7
2.1	Transfer of Overseas Shares	7
2.2	Waiver of Claims; Exemption	7

3	Transfer Transactions of Domestic Shares	7
3.1	Transfer of Domestic Shares	7
3.2	Waiver of Claims; Exemption	8

4	Total Consideration	8

5	Conditions Precedent	8
5.1	Conditions Precedent to the Buyer’s Consent to the Closing	8
5.2	Conditions Precedent to the Seller’s Consent to the Closing	12
5.3	Reasonably Best Efforts	13

6	Closing	13
6.1	Closing	13
6.2	Overseas Seller’s Obligations to the Closing	13
6.3	Domestic Seller’s Obligations to the Closing	14
6.4	Each Warrantor’s Obligations to the Closing	14
6.5	Buyer’s Obligations to the Closing	16

7	Commitments before the Closing	16
7.1	Conduct Business as Usual	16
7.2	Restricted Activities	17
7.3	Conditions Precedent to the Completion of the Closing:	19
7.4	Information Provision before the Closing	19

8	The Warrantor’s Other Commitments	19
8.1	Tax Registration	19
8.2	No. 37 Document Change Registration	20
8.3	Assistance after the Closing	20
8.4	Obligations after the Closing	20

9	Representations and Warranties	23
9.1	Each Warrantor’s Representations and Warranties	23
9.2	The Buyer’s Representations and Warranties	23

10	Termination	23
10.1	Termination of the Agreement	23
10.2	Termination Effect	24
10.3	Survival	24

11	Indemnity	24

Investment Agreement	2

11.1	Each Warrantor’s Indemnity Obligations	24
11.2	Certain Overseas Seller’s Indemnity Obligations	26
11.3	To be Informed	26
11.4	Other Remedies	27

12	Confidentiality	27
12.1	Confidentiality	27
12.2	Public Statements	28

13	General	28
13.1	Cost Sharing	28
13.2	Binding Force; Transfer	28
13.3	Governing Law	28
13.4	Dispute Resolution	28
13.5	Alteration	29
13.6	Notice	29
13.7	Further Assurance	29
13.8	Entire Agreement	30
13.9	Severability	30
13.10	Cumulative Relief	30
13.11	Execution	30

	Appendix I—Overseas Shares and Domestic Equity	31

	Yongzhi Yang

	Appendix II—Particulars of the Target Group	32

	Appendix III—Definitions	41

	Appendix IV—Representations and Warranties	47

	Appendix V—Disclosure Letter	67

	Appendix VI—Key Employees	68

	Appendix VII—Each Party’s Address	69

	Appendix VIII—Intellectual Property	70

	Appendix IV— Domains to be Transferred	71

	Signature Page

Investment Agreement	3

Preamble

The Investment Agreement (the “Agreement”) is made of July 16, 2014 (the “Execution Date”) by and among:

(A)	Glory Loop Limited (an overseas acquirer), a limited company legally established and validly existing under the laws of the British Virgin Islands and a wholly-owned subsidiary of Changyou.com HK Limited with registered address at PO Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Overseas Changyou”);

(B)	Beijing Gamease Age Internet Technology Co., Ltd. (a domestic acquirer), a limited liability company legally established and validly existing under the laws of China with its registered address at 2/F, Side Building, Jingyan Hotel, No.29 Shijingshan Road, Shijingshan District, Beijing (the “Domestic Changyou”, collectively with the Overseas Changyou, the “Changyou” or the “Buyer”);

(C)	Baina, Forest, Matrix, Sequoia, and Qualcomm (collectively, the “Overseas Sellers” and each, “an Overseas Seller”);

(D)	Yongzhi Yang, Tiefeng Liu, Youyang Xie, Na Zeng, Zhou Yu and Sen Li (the “Beijing Baina Sellers”);

(E)	Yongzhi Yang, Zhou Yu and Sen Li (the “Wuhan Baina Sellers”);

(F)	Mr. Yongzhi Yang, a citizen with an ID card of ID# * and domiciled at * (the “Founder”);

(G)	MoboTap Inc. (Company Registration No. CF254908) (the “Cayman Company”), a company established and existing under the laws of Cayman with its registered address at PO Box 613 GT, 4th Floor Harbour Centre, George Town, Grand Cayman KY1-1107, Cayman Islands;

(H)	MoboTap Inc. Limited (Company Registration No. 1596431) (the “HK Company”), a company established and existing under the laws of Hong Kong with its registered address at Room C, 21/F., CMA Building, No.64 Connaught Road, Central, Hong Kong;

(I)	MoboTap Inc. (Company Registration No. 4858587) (the “US Company”), a company established and existing under the laws of the United States with its registered address at Delaware Corporations LLC, 800 Delaware Ave., the City of Wilmington, County of New Castle, Delaware 19801;

(J)	Dolphin Browser Inc. (Company Registration No.011001091188) (the “Japan Company”), a company established and existing under the laws of Japan with its registered address at 4-3-17 Toranomon, Shinjuku, Tokyo Shinjuku;

(K)	Muse Entertainment Limited (Company Registration No. 1756288) (“Muse”), a company established and existing under the laws of Hong Kong with its registered address at Room C, 21/F, CMA Building, No. 64 Connaught Road, Central, Hong Kong;

The symbol ‘ * ’ in this exhibit indicates places where information has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

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(L)	Dstore Technology Limited (Company Registration No.2017908) (“Dstore”), a company established and existing under the laws of Hong Kong with its registered address at Flat E5, 9/F Block E Wah Lok Ind Ctr (Phase II), Nos 31-35 Shan Mei Street, Fo Tan, Shatin, New Territory, Hong Kong;

(M)	Baina Zhiyuan (Chengdu) Technology Co., Ltd. (Company Registration No. 510100400043032) (“Chengdu Baina”), whose registered address is located at Room 102-112, 1/F, Building No.1, Zone A, Tianfu Software Park, No. 765 Middle Tianfu Avenue, Chengdu Hi-tech Zone, Sichuan;

(N)	Baina Zhiyuan (Beijing) Technology Co., Ltd. (Company Registration No.110000450183446) (“Beijing Baina Zhiyuan”), whose registered address is located at South 2-1-6, Block A, # 1 Plant, No.5 A Xueyuan Road, Haidian District, Beijing;

(O)	Beijing Baina Information Technology Co., Ltd. (Company Registration No. 110108012702434) (“Beijing Baina Information”), a company established and existing under the laws of China with its registered address at South 2-1-7, Block A, # 1 Plant, No.5 A Xueyuan Road, Haidian District, Beijing;

(P)	Baina (Wuhan) Information Technology Co., Ltd. (Company Registration No. 420100000199726) (“Wuhan Baina”), a company established and existing under the laws of China with its registered address at 3/F, Building A2, Phase 1 Jinronggang, No.77 Optical Valley Avenue, Donghu Development Zone, Wuhan;

(Q)	Chengdu Xingyu Science and Technology Co., Ltd.(Company Registration No. 510109000353845) (“Chengdu Xingyu”), whose registered address is located at No.39, 6/F, Unit 2, Building 1, No.222 Tianren Road, Hi-tech Zone, Chengdu;

(R)	Wuhan Xingyu Science and Technology Co., Ltd. (Company Registration No. 420100000376093) (“Wuhan Xingyu”), whose registered address is located at Room 2, 5/F, Building 1, Phase 3 Guannan Fuxing Medicine Park, No.58 Optical Valley Avenue, Donghu New Development Zone, Wuhan;

(S)	Wuhan Hualian Chuangke Science and Technology Co., Ltd. (Company Registration No. 40100000123236) (“Hualian Chuangke”), whose registered address is located at Room 401, Block A, 3 # Building, SBI Venture Street, Dongxin Road, East Lake Development Zone, Wuhan;

(T)	Beijing Anzhuoxing Science and Technology Co., Ltd. (Company Registration No. 110108010360883) (“Anzhuoxing”), whose registered address is located at Room 4037, Huaqingyuan Hotel 1A, 1B and 1C, Building 3, Huaqingjia Park, Dongsheng Zone, Wudaokou, Haidian District, Beijing; and

(U)	Shanghai Andepurui Network Science and Technology Co., Ltd. (Company Registration No. 310115002064099) (“Andepurui”), whose registered address is located at Room 112, Building 2, No.700 Shangfeng Road, Pudong New Area, Shanghai.

The parties above are referred to collectively herein as the “Parties”, and each a “Party.”

Beijing Baina Sellers and Wuhan Baina Sellers are referred to collectively as the “Domestic Sellers” and each a “Domestic Seller.” The Overseas Sellers and Domestic Sellers are referred to collectively as the “Sellers” and each a “Seller”).

Investment Agreement	5

Beijing Baina Information and Wuhan Baina are collectively referred to as the “VIE company.” VIE Company, Chengdu Baina, Beijing Baina Zhiyuan, Chengdu Xingyu, Wuhan Xingyu, Hualian Chuangke, Anzhuoxing and Andepurui as well as their respective subsidiaries are collectively referred to as the “Domestic Companies” and each, a “Domestic Company”. The Cayman Company, the HK Company, the US Company, the Japan Company, Muse and Dstore are collectively referred to as the “Overseas Companies” and each, an “Overseas Company”. The Domestic Companies and the Overseas Companies are collectively referred to as the “Target Group” and each, a “Group Company”.

The Founder, the Sellers and the Target Group are collectively referred to as the “Warrantors”, and each a “Warrantor”.

Recitals:

(A)	The Overseas Changyou intends to take from the Overseas Sellers and the Overseas Sellers agree to transfer to the Overseas Changyou according to the Agreement that number of shares of the Cayman Company it holds as set forth opposite the Overseas Sellers’ shareholder’s name in Appendix I (the “Overseas Shares”), which accounts for 51% of the total outstanding shares of the Cayman Company (the “Overseas Transaction”).

(B)	The Domestic Changyou intends to take from the Domestic Sellers and the Domestic Sellers agree to transfer to the Domestic Changyou according to the Agreement that contribution of each VIE company they hold as set forth opposite the Domestic Sellers’ shareholder’s name in Appendix I (the “Domestic Equity”, collectively with the Overseas Shares, the “Target Equity” ), which accounts for 60% of the total contribution of each VIE company (the “Domestic Transaction”, collectively with the Overseas Transaction, the “Transaction”).

(C)	Overseas Transaction and Domestic Transaction are an integral part of the Transaction, and Overseas Transaction and Domestic Transaction must be carried out simultaneously.

(D)	The Buyer will subscribe the convertible bonds (the “Convertible Bonds”) from the Cayman Company according to the Subscription Agreement on and after the Closing Date. After the conversion of the Convertible Bonds, the Buyer will hold 60% of the outstanding shares of the Cayman Company on a fully diluted basis.

NOW, THEREFORE, the Parties hereby agree as follows with respect to the transactions hereunder through equal negotiations:

Clauses

1	Definitions and Interpretations

1.1	Definitions

For the purpose of the Agreement, unless the context otherwise requires, the capitalized terms shall have the meanings ascribed to them in Appendix III.

1.2	Interpretations

(a)	Any reference to the Agreement includes the appendices or attachments constituting an integral part hereof. Terms, “hereof”, “hereunder” and “herein” and the expressions with similar meanings refer to the entire agreement, rather than any certain clauses, schedules, appendices or attachments hereof. Any reference to any document (including the Agreement) refers to the document as revised, incorporated, supplemented, updated or replaced from time to time. Unless otherwise explicitly stated, (i) any reference to any appendices or attachments refers to the appropriate appendices or attachments to the Agreement, and (ii) any reference to any clauses refers to corresponding ones in the body of the Agreement.

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(b)	For the purpose of the Agreement, “including” shall be deemed as being followed by “without limitation” when used.

(c)	Any reference to any party to the Agreement or any other agreements or documents shall include such party’s successors or permitted assignees.

(d)	Any reference to the “person” includes natural persons, firms, companies, government authorities, associated projects, partnerships, associations, unincorporated organizations, trust, corporations, or other entities (whether or not they have independent legal status).

2	Transfer Transactions of Overseas Shares

2.1	Transfer of Overseas Shares

Subject to the terms and conditions of the Agreement, and the representations and warranties contained in the Agreement and the other transaction documents, the Overseas Sellers agree to sell and transfer to the Overseas Changyou and the Overseas Changyou agrees to purchase and take the Overseas Shares from the Overseas Sellers.

2.2	Waiver of Claims; Exemption

The Overseas Sellers hereby agree to waive, discharge from and permanently exempt from at Closing

(a)	any anti-dilution, rights of first refusal, pre-emptive rights and other similar rights associated with the Overseas Transaction;

(b)	It had, at present or in the future may claim against a Group Company, any and all kinds of demands, causes of action, actions, claims, promises, contracts, disputes, agreements, promises, damages claims, judgment, execution, claims and demands whatsoever with respect to the following matters, whether already filed or not filed, consequential or contingent, known or unknown or based on law or in equity:

(i)	transaction documents and transactions contemplated thereunder; or

(ii)	any fact or conditions existed prior to closing (including the acts, omissions or business-related factual status occurred or existed before the Closing Date).

3	Transfer Transactions of Domestic Shares

3.1	Transfer of Domestic Shares

Subject to the terms and conditions of the Agreement, and the representations and warranties contained in the Agreement and the other transaction documents, Domestic Sellers agree to sell and transfer to the Domestic Changyou and the Domestic Changyou agrees to purchase and take the Domestic Equity from the Domestic Sellers.

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3.2	Waiver of Claims; Exemption

The Domestic Sellers hereby agree to waive, discharge from and permanently exempt from at Closing

(a)	any anti-dilution, rights of first refusal, pre-emptive rights and other similar rights associated with the Domestic Transaction;

(b)	It had, at present or in the future may claim against a Group Company, any and all kinds of demands, causes of action, actions, claims, promises, contracts, disputes, agreements, promises, damages claims, judgment, execution, claims and demands whatsoever with respect to the following matters, whether already filed or not filed, consequential or contingent, known or unknown or based on law or in equity:

(i)	transaction documents and transactions contemplated thereunder; or

(ii)	any fact or conditions existed prior to closing (including the acts, omissions or business-related factual status occurred or existed before the Closing Date).

4	Total Consideration

The total transfer consideration of the Transaction is US$90,829,898 (or other equivalent currencies) (the “Consideration”), of which, US$ 87,417,206 was paid in US dollars and US$ 3,412,692 in Renminbi. The Consideration payable by the Buyer to a Seller is respectively set out in Appendix I. A Seller shall notify the Buyer in writing of its bank account for payment at least five (5) business days as of the payment date, and the Buyer shall pay the Consideration of the Transaction to the bank account specified by the Seller by bank transfer. The Buyer shall pay the Consideration on the Closing Date.

5	Conditions Precedent

5.1	Conditions Precedent to the Buyer’s Consent to the Closing

The Buyer’s consent to the closing is subject to the Warrantor’s fulfilment and its urge with the Reasonably Best Efforts for the fulfilment of other parties, to the reasonable satisfaction of the Buyer, on or before the Closing Date, of the following conditions, unless the Buyer waivers in writing (whole waiver or partial waiver of the additional waiver conditions):

(a)	Due Diligence: The results of the due diligence on various aspects of the Target Group (including business, technology, finance and legal affairs) and of other due diligences are to the reasonable satisfaction of the Buyer, or all the material issues revealed by such due diligence have been remedied by the Warrantors by means to the reasonable satisfaction of the Buyer;

(b)	Key Employees: All Key Employees have signed the non-competition agreement and priority investment agreement with the related group company;

Investment Agreement	8

(c)	Transaction documents: The Parties have signed after negotiations, or cause other related persons sign other transaction documents other than the Agreement;

(d)	Corporate procedures: The board of directors and the board of shareholders of each Warrantor (if a company) shall adopt necessary resolutions to approve the transactions contemplated by the transaction documents and approve the execution, delivery and performance of all the transaction documents to which it is a party;

(e)	Amendments to the articles of association: Each Group Company has adopted the revised and restated articles of association (the “Articles of Association of Each Group Company”) in the format and content to the Buyer’s satisfaction;

(f)	Directors: The legal representative of each Group Company (if any), other directors rather than two (2) directors, supervisors (if any) and the general manager (if any) shall have each submitted a written resignation letter resigning their titles and the signed letter of commitment waiving all claims against the Group Companies, and such resignation letter and letter of commitment shall take effect as of the Closing Date. The legal representative of each Group Company (if applicable), three directors, supervisors (if applicable) and the general manager (if applicable) have been duly appointed as the Buyer’s designated persons with effect as of the Closing Date, and the appointment of such persons (other than the legal representative of Beijing Baina Information) has been submitted to the competent authorities for the required registration and filing;

(g)	Bank accounts and signatory: each Group Company’s current bank account signatory shall have been dismissed as of the Closing Date, and with respect to the bank account obtained by each Group Company on the Closing Date, the new bank account signatory nominated by the Buyer shall have been properly delegated on the Closing Date;

(h)	Seal: the common seal, seal, financial seal and other seals (including the legal representative’s seal (if any)) have been kept by the persons specified by the Buyer as of the Closing Date;

(i)	Corporate documents: All corporate books, financial statements and accounting, tax and other records, including the checkbooks, HR policy / employee handbook / staff code, employment contracts, all historical documents and records on the salaries, social welfare and insurance payments, capital verification report, resolutions and records of the board of directors, tax returns, original invoice, proof of payment, notices from the tax authorities, the approval of each Group Company as well as all government examination, approvals, permits and notices as of the establishment of each Group Company have been under the custody of persons specified by the Buyer;

(j)	Related register agent of each Group Company: the related register agent responsible for contacting each Group Company has been replaced by the person designated by the Buyer;

(k)	Taxes: Each Group Company shall have completely settled all taxes payable that fall due, or withhold and pay to the appropriate government authorities all taxes that it is obliged to withhold and pay the amount to be paid by any employees, creditors, customers or third parties from the amount payable by each Group Company. Each Group Company shall have satisfied according to the law all the responsibilities associated with the tax it shall bear, and each Group Company has no outstanding tax-related liability as of the Closing Date;

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(l)	Accuracy of the Warrantors’ and the Sellers’ warranties: The warranties made by the Warrantors and the Sellers shall be true, accurate and complete in all material respects as of the Execution Date and the preceding day to the Closing Date (including the Closing Date) as if such warranties were made on all such dates;

(m)	Performance: Each Warrantor shall have fulfilled and complied with all the conventions, commitments, obligations and conditions contained in all the transaction documents at or before closing it shall fulfill and comply, including the conditions expressly set forth in present Article 5.1 and the commitments in Article 6;

(n)	Delivery of closing documents: Each Warrantor has fulfilled the obligations of closing at or before the Closing Date according to Articles 6.2, 6.3 and 6.4;

(o)	Permits: All the permits necessary for the transaction (including the permit of the Transaction from the competent government department) shall have been duly obtained without any additional conditions unacceptable by the Buyer and in full force and effect;

(p)	No material adverse effects: There are no any events that will give rise to material adverse effects;

(q)	No adverse procedures: There are no claims threaten to be filed or filed by any person or pending ones to (a) attempt to limit, prevent, or seriously affect the ownership or operation of each Warrantor for all or any material part of the business or assets of the Target Group, or cause each Warrantor to dispose of all or any material part of its business or assets, or (2) attempt to impose or confirm restrictions on the ability to complete the transaction, or the ownership to the equity by each Group Company;

(r)	No adverse legal changes: There are no changes in any claims filed by the government departments or any applicable laws proposed, enacted, implemented, published or issued by any government departments or deemed applicable to the transactions under the transaction documents or in the prevailing legal interpretations, which will, based on reasonable judgment, in any material respect, directly or indirectly limit the completion of the transactions under the transaction documents, or cause any consequences mentioned in Article 5.1 (q);

(s)	Original control protocol: The original control protocol has been terminated, and the signatory thereof has issued a confirmation letter to irrevocably discharge all the current and future liabilities, commitments, responsibilities and obligations against the Target Group related to the original control protocol, and to waive all the claims against the Target Group associated with the original control protocol;

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(t)	Domain transfer: The domains (the “domains to be transferred”) as listed in Appendix IX have been transferred to the related group companies in conditions to the satisfaction of the Buyer; all the transfer fees have been paid up, and the domains have been changed to the name of the relevant group companies;

(u)	Employee handbook and standard labor contract: The standard labor contracts and the employee handbooks of the Domestic Companies have been modified to comply with the applicable laws and the modifications made are to the reasonable satisfaction of the Buyer;

(v)	Amendment to the articles of association: Chengdu Baina has modified its articles of association to comply with the applicable laws and the modifications made are to the satisfaction of the Buyer;

(w)	Registered address: Chengdu Baina, Chengdu Xingyu and Hualian Chuangke have completed their industrial and commerce procedures for the registered address and/or the corresponding change procedures for the certificate of approval, the results of which are to the satisfaction of the Buyer;

(x)	Approval certificates for enterprises established by Taiwan, Hong Kong and Macao overseas Chinese:Beijing Baina Zhiyuan has applied to the original commerce approval authority to for handling the domicile change procedures for the approval certificates for enterprises established by Taiwan, Hong Kong and Macao overseas Chinese;

(y)	Internet culture operation license: Wuhan Baina has changed its Internet culture operation license to update the information related to the registered capital, the results of which are to the satisfaction of the Buyer;

(z)	Hualian Chuangke and Anzhuoxing: Wuhan Baina has acquired the entire equity of Hualian Chuangke and Anzhuoxing;

(aa)	Employee options: (i) the Option Agreement it has signed with LI Qiangying has, Li Fan, Michael Levit and YAO Yuan and the certified copy of all outstanding options have been approved and ratified by the board of directors of the Cayman Company; (ii) the Option Agreement with respect to Hualian Chuangke has already been signed with its employees, in form and substance satisfactory to the Buyer;

(bb)	Documents on behalf: Cayman Company has entered into with the Founder arrangements on behalf, pursuant to which, the Founder will hold the shares of Air Bay Creative (Hong Kong) Limited and Landscape Mobile on behalf of the Cayman Company, and perform the procedures and formalities required by the applicable laws, in a manner satisfactory to the Buyer;

(cc)	Appointment of directors: The HK Company has secured the approval and ratification from the board of directors on approving Tiefeng Liu to act as its directors;

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(dd)	Dstore: Dstore has, (a) in accordance with applicable laws, (i) modified Dstore’s articles of association, (ii) amended the company’s internal records (including the register of members) (through the appropriate resolution) and (iii) made appropriate change registration to the Hong Kong Companies Registry in order to accurately reflect the its share capital; (b) Dstore has secured the approval and ratification from the board of directors and the board of shareholders on the failure to allocate shares pro rata; (c) Dstore has obtained the approval and ratification from the board of directors on the share certificate to be issued to all the shareholders and has issued the share certificate to all the shareholders; (d) has proved that the originals of the instrument of transfer and the bought and sold notes that were issued by Mr. Chan Joe Cho Lit to the Cayman Company have been included in the internal records of Dstore; (e) has obtained the approval and ratification from the board of directors on terminating Qiangbing Wang to act as its director and has provided the written resignation letter on Qiangbing Wang’s resignation and the executed letter of commitment waiving all the claims against each Group Company; and (f) has maintained the internal records of the company, including the register of members and directors;

(ee)	“Dolphin Browser” trademark: The registrant’s name of “Dolphin Browser” trademark registered under the name of the US Company has been changed, the results of which are to the Buyer’s satisfaction;

(ff)	VIE control protocol: Beijing Baina Zhiyuan has signed a control protocol with VIE company and its shareholders satisfactory to the Buyer, so that Beijing Baina Zhiyuan is able to exercise effective control over the VIE company;

(gg)	With respect to Beijing Baina Information, it shall have been completed (i) the release on the original control protocol; (ii) the obligations to withhold the individual income tax domestically; (iii) the submission of the duty-paid certificate of the individual income tax to the Buyer; and (iv) the equity change registration and legal representative change registration of the Domestic Companies have been accepted by domestic industrial and commercial registration department; and

(hh)	With respect to Wuhan Baina, it shall have (i) released the original control protocol; (ii) fulfilled the obligations to withhold the individual income tax domestically; (iii) submitted the duty-paid certificate of the individual income tax to the Buyer; and (iv) provided to the Buyer the enterprise registration information sheet of Wuhan Baina printed by the information systems of the industrial and commercial registration department to prove that the Buyer or its designated person are the shareholders of 60% equity thereof; the authenticity and integrity of the information sheet are certified by the legal representative of Wuhan Baina and accepted by the Buyer.

5.2	Conditions Precedent to the Seller’s Consent to the Closing

The Sellers’ consent to the closing is subject to the Buyer’s fulfillment and its urge with the Reasonably Best Efforts for the fulfillment of the present article by other parties, to the reasonable satisfaction of the Sellers, on or before the Closing Date, unless the Sellers waiver in writing (whole waiver or partial waiver of the additional waiver conditions):

(a)	The accuracy of the Buyer’s warranties: The warranties made by the Buyer shall be true, accurate and complete in all material respects as of the Execution Date and the preceding day to the Closing Date (including the Closing Date) as if such closing warranties were made on all such dates;

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(b)	Performance: The Buyer shall have fulfilled and complied with all the conventions, commitments, obligations and conditions contained in all the transaction documents at or before closing it shall fulfill and comply, including the conditions expressly set forth in present Article 5.2;

(c)	Delivery of closing documents: The Buyer has fulfilled the obligations of closing at or before the Closing Date according to Articles 6.5;

(d)	Corporate procedures: The board of directors and the board of shareholders of the Buyer shall adopt necessary resolutions to approve the transactions contemplated by the transaction documents and approve the execution, delivery and performance of all the transaction documents to which it is a party.

5.3	Reasonably Best Efforts

Each Warrantor and the Buyer shall take with Reasonably Best Efforts, or cause the other party to take the acts necessary, appropriate and advisable for completing the transactions contemplated under the Agreement as required by the Agreement and the applicable laws (including the completion of the Conditions Precedent to be fulfilled under Articles 5.1 and 5.2 and the obtainment or delivery of the closing deliverables set forth in Articles 6.2, 6.3, 6.4 and 6.5), including the preparation and submission of all documents as soon as possible to complete all the necessary notifications, reports, reporting and other filings, as well as the obtainment of all the permits necessary for completing the transaction contemplated hereunder as soon as possible.

6	Closing

6.1	Closing

The closing shall take place in virtual electronic form within five (5) days after the satisfaction or waiver of all the Conditions Precedent listed in Articles 5.1 and 5.2, or other locations or other times or dates as agreed by the Buyer and the Sellers in writing ( the “Closing Date”).

6.2	Overseas Seller’s Obligations to the Closing

At or before the Closing, the Overseas Sellers shall deliver at their own discretion or cause other parties to deliver the originals of the following documents to the Buyer, unless otherwise specified:

(a)	The instrument of transfer with respect to the transfer of the Sellers’ Overseas Shares to the Buyer as duly signed by the Overseas Sellers;

(b)	Share certificates for the Overseas Shares held by the Overseas Sellers to be forwarded to the Cayman Company for cancellation;

(c)	The certificate (its contents shall be to the Buyer’s reasonable satisfaction) dated the Closing Date by the authorized representatives of all the Overseas Sellers, confirming the satisfaction of the Conditions Precedent listed in Article 5.1;

(d)	The transaction documents duly signed by the Overseas Seller to which it is a party;

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(e)	Allow the Overseas Sellers to enter into the Agreement, the transaction documents and complete the copies of the resolutions of shareholders and the board of directors necessary for completing the transactions contemplated under the transaction documents or other consents or approvals given according to the company’s charter documents (if applicable) (in the contents and form to the reasonable satisfaction of the Buyer), including making consent to and approving (if applicable)

(i)	the Overseas Transaction;

(ii)	make the exemption and waiver under Article 2.2;

(iii)	that the remaining directors except two (2) directors of Cayman company resign;

(iv)	to exempt the signatory of the current bank account of the group companies other than the VIE company and the bank account owned by such group companies on the Closing Date and to adopt the copies of the articles of association of each Group Company of the group companies other than the VIE company, the authenticity and integrity thereof shall be certified by a director of each Group Company; and

(v)	to prove that the person of each seller who has signed the Agreement has been duly authorized and has the right to sign the Agreement on behalf of the Seller.

6.3	Domestic Seller’s Obligations to the Closing

At or before the Closing, the Domestic Sellers shall deliver at their own discretion or cause other parties to deliver the originals of the following documents to the Buyer, unless otherwise specified:

(a)	The certificate (its contents shall be to the Buyer’s reasonable satisfaction) dated the Closing Date by each Domestic Seller, confirming the satisfaction of the Conditions Precedent listed in Article 5.1; and

(b)	The transaction documents duly signed by each Domestic Seller to which it is a party.

6.4	Each Warrantor’s Obligations to the Closing

At or before the Closing, Each Warrantor shall deliver at their own discretion or cause other parties to deliver the originals of the following documents to the Buyer, unless otherwise specified:

(a)	The share certificates for the Overseas Shares under the name of the Buyer that are duly signed and issued by the Cayman Company;

(b)	The copies of the register of members certified by the company secretary of the Cayman Company, indicating that the Buyer has become a shareholder of the Overseas Shares;

(c)	Domain registration documents proving that each Group Company is a legitimate owner and an operator of the Domains to be Transferred and the relevant web pages of national website filing system;

(d)	All the documents and articles to be provided as requested by Article 5.1, as well as the evidence to the reasonable satisfaction of the Buyer to prove the satisfaction of other Conditions Precedent listed in Article 5.1;

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(e)	The certificate (its contents shall be to the Buyer’s reasonable satisfaction) dated the Closing Date by the authorized representative of each Warrantor (except the Sellers), confirming the satisfaction of the Conditions Precedent listed in Article 5.1;

(f)	Other transaction documents duly signed by each Warrantor and other documents (the contents and the form are to the reasonable satisfaction of the Buyer) necessary for completing the transactions contemplated under the transaction documents;

(g)	Evidence to the reasonable satisfaction of the Buyer to prove that the Articles of Association of Each Group Company have been adopted as the valid articles of association of the related companies as of the Closing Date and the change registration procedures of the Articles of Association of Each Group Company have been duly submitted to all the relevant departments;

(h)	The copies of the resolutions of shareholders and the board of directors necessary for allowing each Warrantor (except the Sellers) to enter into the Agreement and the transaction documents and to complete the transactions contemplated under the transaction documents, including making consent to and approving (if applicable)

(i)	to execute and delivery the transaction documents to which it is a party, and fulfil its obligations thereunder;

(ii)	to waiver any anti-dilution, rights of first refusal, pre-emptive rights and other similar rights associated with the Overseas Transaction or the Domestic Transaction (if applicable);

(iii)	to delegate three (3) designated persons of the Buyer to act as the directors of each Group Company and one (1) designated person to act as the legal representative (if applicable);

(iv)	to exempt the signatory of the current bank account of each Group Company and appoint a new bank account signatory as nominated by the Buyer for the bank account owned by each Group Company on the Closing Date;

(v)	to adopt the copies of the articles of association of each Group Company, the authenticity and integrity thereof shall be certified by a director of each Warrantor; and

(vi)	to prove that the person signing the Agreement of each Warrantor has been duly authorized by the related warrantors, and has the right to sign the Agreement on behalf of the related warrantors.

(i)	The written resignation letter that is duly resigned by other directors other than two (2) directors and one (1) legal representative of each Group Company (if applicable) and takes effect as of the Closing Date and the letter of commitment waiving all the claims against each Group Company;

(j)	with respect to the Group Companies, the register of directors of each Group Company proving that the directors nominated by the Buyer has been properly appointed and the appointment has been submitted to all the relevant departments for the change registration procedures with the authenticity and integrity thereof being certified by one director of each Group Company;

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(k)	On the part of each Domestic Company, the updated business license proving that the designated person of the Buyer has become the legal representative of such Domestic Companies with the authenticity and integrity thereof being certified by the legal representative of each Domestic Company;

(l)	With respect to the bank account held by each Group Company as at the Closing Date, records of signature proving that a new bank account signatory as nominated by the Buyer has been duly appointed;

(m)	loan card of the People’s Bank of China and foreign exchange registration IC card (if any) of each Domestic Company;

(n)	the policies covered by each Group Company for itself or the property, operation and activities of other group companies;

(o)	Certificate of Good Standing issued by Cayman Islands Registry of Companies with respect to the Cayman Company;

(p)	Certificate of Good Standing issued by Secretary of State of Delware with respect to the US Company;

(q)	The legal opinion issued by the Cayman legal adviser of the Cayman Company to the Buyer (to the reasonable satisfaction of the Buyer) with respect to Cayman legal issues;

(r)	The legal opinion issued by Chinese legal adviser of the Sellers to the Buyer (to the reasonable satisfaction of the Buyer) with respect to Chinese legal issues of Wuhan Baina and Beijing Baina Information.

6.5	Buyer’s Obligations to the Closing

The Buyer shall, at the Closing or before the Closing:

(a)	deliver other transaction documents duly signed by the Buyer and other documents necessary for completing the transactions contemplated under the transaction documents; and

(b)	deliver the certificate (its contents shall be to the Buyer’s reasonable satisfaction) dated the Closing Date by the authorized representative of the Buyer, confirming the satisfaction of the Conditions Precedent listed in Article 5.2.

7	Commitments before the Closing

7.1	Conduct Business as Usual

The Target Group shall conduct business as usual from the Execution Date until the Closing Date; each Warrantor shall be individually and several liable to ensure that each Group Company:

(a)	Unless otherwise agreed by the Buyer, conduct business as usual in order to achieve growth;

(b)	maintain the intactness of its existing business organization;

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(c)	obtain all necessary approvals and authorizations for its normal and lawful operation, maintain the validity of all of its government licenses, obtain permissions that has not been obtained necessary for carrying out any business, and ensure that such approvals, authorizations and licenses comply with applicable laws and regulations as well as any agreements signed by each Group Company (or duly authorized under those agreements);

(d)	maintain the provision of services by its directors, officers and employees;

(e)	maintain favorable business relationships with its clients, lenders, suppliers and other persons with major business relations;

(f)	maintain the completeness and effectiveness of the insurance for each Group Company’s assets, operations and activities as usually kept by the companies conducting the same business until the Closing; and

(g)	maintain its own books and records in a manner as the same as the past.

7.2	Restricted Activities

Unless the Buyer gives its consent in writing, and as required for the completion of the transaction contemplated hereunder and under other transaction documents, the Warrantors individually and severally undertake to the Buyer:

(a)	that, unless as agreed in the transaction documents, each Warrantor will not, prior to the Closing, exercise its right to the shareholders of each Group Company, or act in any other way to influence the valuation or the equity value and the related business of the Target Group, including the execution of any agreement or undertaking creating encumbrances on any shares of each Group Company held by each Warrantor and related activities;

(b)	that each Group Company will not, prior to the Closing:

(i)	amend its charter documents;

(ii)	appoint or dismiss its director, general manager or person in charge of the Finance Department and any person with the equivalent positions as aforementioned, or any other key officers; or change its remuneration portfolios or other significant terms of employment;

(iii)	change the corporate governance structure;

(iv)	change its capital, or declare, withdraw, or pay any dividend or other distribution (whether in cash, stock, property or a combination thereof) with respect to its securities, or redeem, repurchase or otherwise acquire any securities, or make offer to redeem, repurchase or otherwise acquire any securities;

(v)	(1) issue, deliver or sell, or authorize to issue, deliver or sell any securities, or (2) modify any of the terms related to any securities (whether by merger, consolidation or otherwise);

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(vi)	any capital expenditures, obligations or responsibilities occur in a transaction or series of similar or related transactions;

(vii)	directly or indirectly acquire (whether by merger, consolidation, stock or asset acquisition or other forms) of any assets, securities, property, interest or business;

(viii)	sell, lease or otherwise transfer any of its assets, securities, property, interest or business, or create or incur any encumbrances thereon;

(ix)	under any new liabilities, provide any loan, advance payment or contribution or invest in any other person in any form;

(x)	unless as agreed in the transaction documents, create, incur or assume or allow to create, incur or assume any loans or guarantees, or otherwise be liable for any loans or guarantees;

(xi)	(1) reach any agreement or arrangement, which limits, or otherwise restricts any of its successors, or may limit or restrict, after the Closing its own, the Buyer or any related party of the Buyer from engaging in or competing any business type in any place, or with any person; (2) reach, amend or modify, terminate, or otherwise waiver, release or transfer any material rights, requests or interests; or (3) enter into any agreement to transfer the intellectual property to a third party or to allow any third party to use the intellectual property or make any commitment to transfer any intellectual property rights to a third party or license any third party to use the intellectual property;

(xii)	(1) grant or add any dismissal fee or termination fee (or amend any existing arrangement therewith) for any director, officer or employee; (2) add any interests payable under any existing payment policies of dismissal or termination fees or the employment agreement; (3) reach any employment, delayed remuneration or other similar agreements (or amend any such existing arrangement) with any director, officer or employee; (4) create, adopt or amend (unless required by applicable laws) any collective negotiation, bonus, profit distribution, saving, pension, retirement, deferral payment of remuneration, remuneration, stock option, restrictive shares or other welfare plans or agreements applicable to any director, officer or employee; (5) add the remuneration, rewards or other welfare payable of any director, officer or employee, unless otherwise required by the applicable laws;

(xiii)	change accounting policies or methods, unless the consent of the auditors is required by the change of any principles of the U.S. GAAP or Chinese GAAP;

(xiv)	compromise, or request to or propose to compromise on the following matters: (1) any litigations, investigations, arbitrations, procedures or other claims involving each Group Company; or (2) any litigations, arbitrations, procedures or disputes related to the transaction contemplated under the Agreement;

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(xv)	make or change any tax option, change any annual tax or accounting period, adopt or change any accounting methods or amend any tax returns or submit any tax refund requests, reach any settlement agreement, compromise any tax claims, audit or evaluation, waive any claims with respect to the tax refund, set-off or otherwise abate the tax liability (unless agreed by the Buyer)

(xvi)	sign any management consulting agreement or any other agreements making the Company to commit US$50,000 or over (whether single or series of agreements), except those signed according to the transactions contemplated hereunder; or

(xvii)	agree, resolve or commit to conduct any of the foregoing acts.

7.3	Conditions Precedent to the Completion of the Closing:

Each Warrantor shall use its Reasonably Best Efforts to cause the satisfaction of the Conditions Precedent to the Closing as agreed in Article 5.1, including (i) to take necessary actions to protect the execution, delivery and performance of any documents involved in any Conditions Precedent to which each Warrantor is a party; (ii) to cause each Warrantor to adopt the resolutions of shareholders or of the board of directors to approve the transaction under the Agreement and to amend and / or adopt the Articles of Association of Each Group Company and all related transaction documents; and (iii) to provide maximum assistance with respect to the remedies and court procedures.

7.4	Information Provision before the Closing

(a)	The Buyer and / or its representatives has/have the right to conduct due diligence on the Target Group. All parties shall work together to ensure that the confirmatory due diligence is completed based on a reasonable timetable without undue delay.

(b)	From the Execution Date to the Closing Date (including the Closing Date), as well as during the due diligence period, each Warrantor shall provide the Buyer with all information (including financial and other information) related to each Group Company and its business as required by the Buyer and / or its representatives. Each Warrantor shall provide and cause each Group Company to provide all cooperation and assistance necessary for such due diligence, including allowing the access of the Buyer and / or its representatives into the Target Group during working hours, preparation of copies of the above information as well as communication with the related management of each Warrantor and each Group Company to further obtain information. Any investigation made by the Buyer and / or its representatives and any information obtained thereby may not be deemed as a waiver of any statement, guarantee or commitment as given or made by each Warrantor under the Agreement, or in any way affect the same.

8	The Warrantor’s Other Commitments

8.1	Tax Registration

(a)	Each Warrantor shall, make filing, registration or reporting (if necessary) (“Tax Registration”) with competent tax authorities for any transactions under the transaction documents in accordance with any applicable laws, or each Warrantor (except Forest, Matrix, Sequoia, and Qualcomm) shall ensure that each Group Company does the same, and provide the Buyer with written evidence as soon as possible.

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(b)	Each Seller assumes and timely pays the tax occurred under the Transaction and the individual income tax on the Consideration for transfer of Domestic Equity will be withheld by the Buyer in accordance with applicable laws (where applicable).

8.2	No. 37 Document Change Registration

Each Warrantor (except Forest, Matrix, Sequoia, and Qualcomm) shall cause all the domestic residents (as defined in No. 37 Document) who directly or indirectly hold the shares of each Overseas Company to present documents to the competent administration of foreign exchange within thirty days as of the date of the Agreement, so as to make change registration for their interests in each Overseas Company in accordance with No. 37 Document. After such change registration, all registrations and filings that are required in accordance with all applicable laws (including regulations issued by SAFE) shall be deemed as have been completed.

8.3	Assistance after the Closing

The Sellers promise to do its utmost to assist, after the Closing Date, the Buyer and the Target Group in replying the question from any government department or conducting any programs with respect to any matter of the Target Group prior to the Closing Date.

8.4	Obligations after the Closing

(a)	The Sellers (except Forest, Matrix, Sequoia, and Qualcomm) undertake that they will or will cause the relevant parties to complete the following matters within 10 days after the Closing Date:

(i)	provide the Buyer with Beijing Baina Information’s business registration information sheet printed from the information system of the industrial and commercial registration department, proving that the Buyer or the designated person of the Buyer holds 60% equity of the Company and the authenticity and integrity of that information sheet shall be certified by the legal representative of Beijing Baina Information and accepted by the Buyer;

(ii)	Beijing Baina Information completes the submission of necessary registration and filing with the competent departments with respect to the appointment of the legal representative according to Article 5.1(f).

(b)	The Sellers (except Forest, Matrix, Sequoia, and Qualcomm) promise to, within 10 business days after the Closing Date, cause the US Company to notify Yahoo of the change of the controlling right under the Transaction according to the requirements of their business contracts with Yahoo;

(c)	The Sellers (except Forest, Matrix, Sequoia, and Qualcomm) undertake that they will or will cause the relevant parties to complete the following matters within 1 month after the Closing Date:

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(i)	complete the following matters relating to the lease of the house:

(A)	the Domestic Companies complete the registration and filing for the lease of the house as required by all applicable laws;

(B)	the Domestic Companies offer all house ownership certificates or other house ownership documents with respect to the house they leased, which are to the reasonable satisfaction of the Buyer;

(C)	Beijing Baina Information has renewed its lease agreement to continue leasing South 2-1-7, Block A, # 1 Plant, No.5 A Xueyuan Road, Haidian District, Beijing, or other lease agreements to the satisfaction of the Buyer to lease an appropriate place for operation;

(ii)	Beijing Baina Information completes the change of its business license to add the “Internet Information Service” in its business scope;

(iii)	Chengdu Xingyu completes the transfer of its software the copyright of which is held by it to Baina Wuhan;

(iv)	The Japan Company gets the approval of IVP Fund II A LP and IVP Fund II B.L.P. (collectively as, the “IVP”) for the Overseas Transaction, and the confirmation from IVP that it will not require the Japan Company to repurchase the preferred stock it holds;

(v)	Each VIE Company completes necessary registration formalities with the industrial and commercial administrative department within the territory of China for the control protocol signed according to Article 5.1(ff);

(vi)	Exclusive intellectual property license agreement:

(A)	Beijing Baina Zhiyuan respectively signs the related exclusive intellectual property license agreement with Beijing Baina and Wuhan Baina, in order to make that Beijing Baina Zhiyuan has a complete right to fulfil the business cooperation agreement it has signed;

(B)	Wuhan Baina respectively signs the related exclusive intellectual property license agreement with Beijing Baina and Chengdu Xingyu, in order to make that Wuhan Baina has a complete right to fulfil the business cooperation agreement it has signed;

(d)	The Sellers (except Forest, Matrix, Sequoia, and Qualcomm) undertake that they will or will cause the relevant parties to complete the following matters within 2 months after the Closing Date:

(i)	Tiefeng Liu fully repays the employee loan of RMB 139,938.39 and deposits the same into the company’s account;

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(ii)	Yongzhi Yang fully repays the employee loan of RMB785,918.59 and deposits the same into the company’s account;

(iii)	Zhou Yu fully repays the employee loan of RMB 21,516.56 and deposits the same into the company’s account;

(iv)	Sen Li fully repays the employee loan of RMB 19,000.00 and deposits the same into the company’s account;

(e)	The Sellers (except Forest, Matrix, Sequoia, and Qualcomm) undertake that they will or will cause the relevant parties to complete the following matters within 3 months after the Closing Date:

(i)	The HK Company and Muses have taken remedies (including any court proceedings) according to applicable laws to remedy its failure to held its annual meeting and prepare company accounts according to the applicable laws; the cost shall be borne by the Sellers and the results shall be to the satisfaction of the Buyer;

(ii)	The HK Company and Muses have provided the Buyer with the accounts as of the establishment of the HK Company prepared by the auditors in accordance with applicable laws;

(f)	The Sellers (except Forest, Matrix, Sequoia, and Qualcomm) undertake that they will or will cause the relevant parties to complete the following matters within 6 months after the Closing Date:

(i)	cancel Andepurui and provide the Buyer with documentary proof satisfactory to the Buyer proving that such cancellation has been duly completed in accordance with applicable laws; and

(ii)	transfer the controlling power of Muses to a bona fide third party.

(g)	The Sellers promise to complete the following matters within 10 days as of the date on which the Buyer makes the following requests about the US tax selection: (i) the Sellers shall agree and otherwise allow the Buyer to make (or cause to make) any tax selections according to Article 301.7701-3 of the Treasury Regulation to change each Group Company; such tax selection will take effect as of the day following the Closing Date or any day before the day following the Closing Date; (ii) the Sellers shall perform those tax selections (i.e., the execution of Form 8832 for each Group Company) as required by the Buyer; and (iii) unless otherwise specified by applicable laws, the Sellers shall agree to allow the Buyer to make (or procure to make) any tax selections in other ways to change any accounting methods of the taxation period before the Closing.

(h)	The Founder commits that, with respect to the payment obligations corresponding to the outstanding registered capital of Wuhan Baina to be paid by the Domestic Changyou (“Makeup Amount”), the Founder shall voluntarily, or procure each Group Company (Wuhan Baina excluded) to, prior to February 28, 2015, pay the Makeup Amount to the Domestic Changyou in a manner in compliance with applicable laws, so that the Domestic Changyou may use that capital to fulfil corresponding payment obligation against Wuhan Baina. For avoidance of doubt, the Founder or each Group Company (as the case may be) shall unconditionally exempt the Domestic Changyou from any liabilities for the Founder or each Group Company with respect to the Markup Amount.

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9	Representations and Warranties

9.1	Each Warrantor’s Representations and Warranties

(a)	Subject to the matters mentioned in the Disclosure Letter (if applicable) listed in Appendix V, the Warrantors (except Forest, Matrix, Sequoia, and Qualcomm) jointly and severally make statements, warranties and undertakings that during the Execution Date and the Closing Date,

(i)	other warranties, and disclosures, facts and information related to the Target Group contained in Part I of Appendix IV or the Agreement;

(ii)	other warranties, and disclosures, facts and information related to the Sellers contained in Part I of Appendix IV or the Agreement;

are true, accurate and complete and not misleading.

(b)	Forest, Matrix, Sequoia, and Qualcomm respectively make statements, warranties and undertakings to the Buyer that, during the Execution Date and the Closing Date, other warranties and disclosures, facts and information related to the Sellers contained in Part II of Appendix IV or the Agreement are true, accurate and complete and not misleading.

9.2	The Buyer’s Representations and Warranties

The Buyer hereby makes statements, warranties and undertakings to each Warrantor that, during the Execution Date and the Closing Date, other warranties and disclosures, facts and information related to the Buyer contained in Part III of Appendix IV or the Agreement are true, accurate and complete and not misleading.

10	Termination

10.1	Termination of the Agreement

(a)	At any time, under any of the following cases, the Agreement may be terminated, and the transactions contemplated hereunder may be abandoned:

(i)	The Buyer and the Sellers agree in writing; or

(ii)	Where the Overseas Closing and the Domestic Closing do not take place simultaneously, by the way of written notification by the Buyer to the Sellers;

(iii)	Where the Closing does not take place with 30 days as of the date of the Agreement, by the way of written notification by the Buyer to the Sellers;

(b)	In addition, if, at any time before the Closing, the following cases occur:

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(i)	Each Warrantor fails to effectively complete, observe or perform its obligations, commitments or guarantees to be completed, observed or performed before the Closing Date, and such obligations, commitments or guarantees, after reasonable judgments, will not be able to be fulfilled before the Closing Date;

(ii)	The representations or warranties of each Warrantor under any transaction documents are, obviously will be untrue, inaccurate, incomplete or misleading, or become incorrect, inaccurate, incomplete, or misleading due to the occurrence of any events or circumstances;

(iii)	There are materially adverse effects;

Under any of the abovementioned cases, the Buyer is entitled to, after prudent decision at its own discretion and sending written notice to the Sellers, immediately terminate the Agreement and to abandon the transaction contemplated under the Agreement without bearing any responsibility. The Buyer’s right to terminate the Agreement according to the abovementioned (i) to (iii) is an addition and independent. Any exercise of such rights shall not affect or reduce any other rights, relief or claims available to the Buyer on such notification date or constitute any waiver of such right, relief or claims.

10.2	Termination Effect

Except for the circumstances specified in Article 10.3 below, if the Agreement is terminated according to Article 10.1 or applicable laws, the Agreement will no longer be valid, but the parties shall not be exempt from any liabilities arising from the breach hereof or any misstatements and such termination shall not be deemed as a waiver of any available relief for such breach or any untrue statement (including actual performance, if available).

10.3	Survival

The provisions of the present Articles 9,10, 11, 12, and 13 shall survive the termination of the Agreement.

11	Indemnity

11.1	Each Warrantor’s Indemnity Obligations

The Founder and the Sellers (except Forest, Matrix, Sequoia, and Qualcomm)agree individually and severally indemnify and hold harmless, the Buyer, its affiliates, the Target Group and their respective directors, officers, employees, and (in the case of permitted by applicable law) agents against all damages (including incidental damages and indirect damages), losses, debts, liabilities, costs and expenses (including investigation costs, attorneys’ fees and the costs associated with any actions, suits or legal proceeding ) or value impairment (“Damage”) (whether or not involving a claim by a third party) associated with the following cases:

(a)	Any violation of the commitments, representations and warranties made by each Warrantor under the Agreement (including the commitments made under Articles 7 and 8 and the representations and warranties made under Article 9 and Appendix IV;

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(b)	claims whatsoever raised by any person questioning the validity of the transactions under the transaction documents or imposing or confirming limitations on the whole or any part of the transfer of the Target Equity, for reasons attributable to each Warrantor;

(c)	any liabilities of each Group Company on or before the Closing Date (except those as agreed by the transaction documents) (including any liability to pay potential tax, social insurance and housing fund, accounts payable or other liabilities);

(d)	defects in title to the house leased by the Domestic Companies;

(e)	failure of Chengdu Baina, Chengdu Xingyu and Hualian Chuangke for the industrial and commercial change registration procedures and / or corresponding change procedures to the approval certificate of their registered address; (for the avoidance of doubt, if the Buyer agrees to waive the Conditions Precedent in Article 5.1 (w), it will not cause prejudice to its rights to request compensation under this article)

(f)	the implementation of any collateral or other encumbrances on the assets of the Target Group that exist on or before the Closing Date;

(g)	the failure of each Group Company to, before the Closing Date, comply with any applicable laws (including Chinese and Hong Kong company laws, the relevant labour and social security laws and regulations of its jurisdiction, real estate management laws, any applicable laws to the borrowing, value-added tax invoices operation and application for government subsidies and any regulations applicable to its business or assets operation) (including the irregularities of the HK Company and Muses, etc. ), delay and / or failure to fully pay any fees payable;

(h)	invalidity, illegality and unenforceability of the management and economic control of former control protocol and any outstanding obligations, claims and rights of the parties thereto as at the Closing Date;

(i)	the invalidity, unenforceability or termination of any transaction documents in whole or in part for any reasons attributable to each Warrantor;

(j)	the failure of the Sellers to perform the related tax liabilities for any transactions (including disposal of the Target Equity) with the Target Group or related to the Target Group;

(k)	any non-recovery of accounts receivable reflected in the financial statements;

(l)	any claims within 90 days before or after the Closing Date arising from each Group Company’s dismissal of any of its employees, or its acts or omissions against any of its employees before the Closing Date, including employees’ claim for economic compensation involved in the termination of labour relationship;

(m)	the failure of any current or former owners of intellectual property to duly pay, before the Closing, to the creator and designer of such Intellectual Property the incentives, remuneration, or any other incentives or rewards that shall be paid to the related inventor, designer or creator as required by applicable laws;

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(n)	If at any point after the Closing, the Buyer is recovered for the tax to be undertaken by each Warrantor by any domestic or overseas tax authorities;

(o)	any claims whatsoever as a result of any fact or condition existing prior to the Closing, and about the ownership or use of any intellectual property by the Target Group, including: any question of exclusive and unlimited ownership and right to use, or any claims for any rights whatsoever in the rights, interests or benefits or (2) alleged infringement upon any third party’s intellectual property;

(p)	the Japan Company failed to obtain all the losses as approved by IVP on Overseas Transaction, including but not limited to the request against the Japan Company to repurchase the preferred shares it holds according to the agreements;

(q)	the management consulting agreement signed in violation of the Agreement or any other agreement (whether single or series of agreements) causing the company to bear more than US$ 50,000; and

(r)	any claims filed by the counterparty or any third party as a result of the business contracts of Hualian Chuangke or Anzhuoxing.

11.2	Certain Overseas Seller’s Indemnity Obligations

Forest, Matrix, Sequoia, and Qualcomm hereby agree to individually and severally indemnify and hold harmless, the Buyer, its affiliates, the Target Group and their respective directors, officers, employees, and (in the case of permitted by applicable law) agents against all damages (whether or not involving a claim by a third party) associated with the following cases:

(a)	any violation of the commitments, representations and warranties respectively made by Forest, Matrix, Sequoia or Qualcomm under the Agreement (including the commitments made under Articles 7 and 8 and the representations and warranties made under Article 9 and Appendix IV;

(b)	claims whatsoever raised by any person questioning the validity of the transactions under the transaction documents or imposing or confirming limitations on the whole or any part of the transfer of the Target Equity, for reasons attributable to Forest, Matrix, Sequoia or Qualcomm.

11.3	To be Informed

The right to compensation as provided hereunder shall not in any aspects be limited by any investigations (whether before or after the claims raised) conducted by any person, or any notice sent by the Buyer or any persons’ decision of closing. Without prejudice to the generality of the foregoing provisions, the rights to get compensated under Articles 11.1 and 11.2may not be limited in any way by any disclosure made by each Warrantor (whether on or before or after the Execution Date).

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11.4	Other Remedies

The Parties acknowledge and agree that Indemnity provisions stipulated Article 11 and any other rights and remedies available to the Parties in law or of equity can coexist.

The maximum compensation obligations and liabilities of the Founder, the Sellers, and each Warrantor mentioned in Article 11 shall not exceed the Consideration mentioned in Appendix I hereof that is obtained according to the Agreement.

12	Confidentiality

12.1	Confidentiality

(a)	Each party to the Agreement shall strictly keep confidential the information contained in the Agreement or any information obtained or secured by negotiation and / or entry into the Agreement, including any information relating to the following matters and shall not disclose or use:

(i)	the existence and terms of the Agreement;

(ii)	negotiations related with the Agreement; or

(iii)	any business activities conducted by a Party to the Agreement, such party or any of its affiliates.

(b)	However, under the following cases, this Article 12.1 shall not prohibit the disclosure or use of any information within the following ranges:

(i)	any disclosure or use as required by the applicable laws, any rules of any stock exchanges on which the shares of each party were listed or any government; but before such disclosure or use of information, the relevant party shall promptly notify the other parties of such requirements to provide other parties with the opportunities to oppose such disclosure or use, or may negotiate such disclosure or use time and contents;

(ii)	the disclosure or use required by any legal proceedings as a result of the Agreement or any other agreements entered into hereunder or pursuant to the Agreement or the disclosure that is related to the tax affairs of the disclosing party and made to the tax authorities;

(iii)	any disclosure made to any party’s officers, directors, employees, attorneys, accountants, financial advisers and other agents or representatives (“representative”) who need know such information for any purpose of the Agreement or the completion of the transaction contemplated under the agreement entered into according to the Agreement; provided, however, such representatives undertake to abide by Article 12.1 (a) with respect to such information as if it is a party to the Agreement;

(iv)	such information can be obtained from public sources (unless that the case is due to any violation of the confidentiality agreements (if any) or the Agreement) ; or

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(v)	Other parties previously consent in writing to the disclosure or use.

12.2	Public Statements

The Parties agree to negotiate with other parties before any press release or make any public statements with respect to the Agreement or the transaction contemplated hereunder, and the Parties will not make any press release or any public statements before that negotiation, except for any press releases or public statements required by any applicable laws or the rules of the stock exchanges on which the shares of any party are listed.

13	General

13.1	Cost Sharing

(a)	Subject to Article 13.1 (b), the Parties shall bear their own expenses related to the transaction under the transaction documents, occurred or to occur, including taxes and fees for appointing legal counsels, accountants, appraisers and other professional advisors.

(b)	If the Buyer completes due diligence on all aspects of the Target Group (including business, technical, financial and legal affairs) and other due diligences to the satisfaction of the Buyer; however, if the transaction hereunder does not take place attributable to the reasons of the Buyer without any force majeure, the Buyer shall bear the expenses of the Overseas Sellers under Article 13.1 (a) to the extent of US$ 50,000.

13.2	Binding Force; Transfer

The Agreement shall be binding upon and enforceable against the Parties, their successors and permitted assigns. Without the prior written approval of the other parties, the Parties may not transfer any of its rights or obligations under the Agreement, but the Buyer has the right, without the prior consent of the other parties, to transfer all or part of its rights under the Agreement to any of its affiliates.

13.3	Governing Laws

The Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

13.4	Dispute Resolution

(a)	Any dispute, controversy or request arising from or relating to the Agreement or the interpretation, breach, termination or validity hereof (each, a “dispute”) shall be firstly resolved by the Parties through consultations. Negotiations shall begin immediately after the written notice requiring negotiations is sent by any party to any other parties.

(b)	If the dispute fails to be resolved within sixty (60) days as of the notice, the dispute shall be submitted to arbitration after any party involved in the dispute sends notice (“notice of arbitration”) to other parties for arbitration.

(c)	The dispute shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) for arbitration in Hong Kong. There shall be three (3) arbitrators appointed in accordance with the HKIAC arbitration rules then in effect (“Arbitration Rules”), unless otherwise expressly provided in this Article 12.4(c).The Buyer shall appoint one arbitrator; each Warrantor shall jointly appoint an arbitrator within ten (10) days after the Buyer has appointed an arbitrator; if an arbitrator cannot be designated under the abovementioned conditions, the arbitrator shall be designated by HKIAC; the third arbitrator shall be the presiding arbitrator and shall be jointly appointed by the arbitrators of the parties within ten (10) days after the latter arbitrator is appointed. If it is cannot be appointed under the above conditions, the arbitrator shall be specified by HKIAC.

Investment Agreement	28

(d)	The arbitration procedures shall be conducted in Chinese. The arbitral tribunal shall apply the arbitration rules.

(e)	The awards of the arbitral tribunal are final and binding upon the Parties; the prevailing party may apply to a court of competent jurisdiction for enforcing the award.

(f)	Any party to the dispute shall have the right, if feasible, to seek a temporary injunction relief in any court having jurisdiction.

(g)	In the course of ruling the dispute by the arbitral tribunal, except the part in dispute to be ruled, the Agreement shall continue being performed.

(h)	Costs of arbitration (including any legal, accounting and other professional fees and expenses arising from the investigation, collection, prosecution and / or defence by the prevailing party for any request under the dispute) shall be borne by the losing party in accordance with the ruling of the arbitration tribunal.

13.5	Alteration

Except as otherwise permitted in the Agreement, any modification, alteration, waiver, cancellation or termination of the Agreement and its terms shall be made with a written document signed by each party.

13.6	Notice

(a)	all notices, claims, certificates, requests, demands and other communications sent to any party hereunder shall be made in writing and sent by personal delivery, facsimile or postage-prepaid form by reputable overnight courier service to the address or any other addresses that are listed in the following Article 13.6 (b) of the party and specified by the party to all other parties through notice. The abovementioned notices shall be deemed as served upon delivery in the case of personal delivery and upon the receipt of return in the case of sending by fax. In the event of overnight courier service, the notices shall be considered as been delivered within five (5) calendar days as of the post to the express company or collected by the express company.

(b)	The notices hereunder shall be sent to the addresses of the Parties listed in Appendix VII.

13.7	Further Assurance

Each Party shall make and perform (or cause others to make and perform) all further acts and matters as may reasonably required by any other parties to achieve the terms and the purpose hereof, and shall sign and deliver to any other parties all other agreements, certificates, instruments and documents to achieve the terms and the purpose hereof.

Investment Agreement	29

13.8	Entire Agreement

The Agreement, together with other transaction documents, constitutes the entire agreement between the parties regarding the subject matter of the Agreement and supersedes all prior written or oral understandings or agreements.

13.9	Severability

If any provision of the Agreement is held invalid or unenforceable to any extent, the remainder of the Agreement shall not be affected and shall be enforceable to the maximum extent permitted by laws. Any invalid or unenforceable provisions hereof shall be replaced by other valid and enforceable terms with the closest effect to the original intent of such unenforceable ones.

13.10	Cumulative Relief

The rights and remedies available herein or in other ways should be cumulative with all other rights and remedies and may be exercised in succession.

13.11	Execution

The Agreement may be made in one or more copies and each copy is deemed original. All copies constitute the same instrument.

Investment Agreement	30

Investment Agreement

Appendix I - Overseas Shares and Domestic Equity

The Seller	Shares / Equity	Number of Shares / Equity	Consideration
Baina	Ordinary Shares of the Cayman Company	54,096,906	US$ 31,384,375
Forest	Ordinary Shares of the Cayman Company	5,425,000	US$ 3,354,394
Matrix	Ordinary shares of the Cayman Company	7,875,000	US$ 5,034,237
	Series A Preferred Shares of the Cayman Company	12,500,000	US$ 7,990,853
Sequoia	Series A Preferred Shares of the Cayman Company	50,000,000	US$ 31,963,410
Qualcomm	Series A-1 Preferred Shares of the Cayman Company	8,118,560	US$ 7,689,937
Yongzhi Yang	Ordinary Shares of Beijing Baina Information	20%	RMB 2,000,000
Tiefeng Liu	Ordinary Shares of Beijing Baina Information	15%	RMB 1,500,000
Youyang Xie	Ordinary Shares of Beijing Baina Information	7%	RMB 700,000
Na Zeng	Ordinary Shares of Beijing Baina Information	8%	RMB 800,000
Zhou Yu	Ordinary Shares of Beijing Baina Information	5%	RMB 500,000
Sen Li	Ordinary Shares of Beijing Baina Information	5%	RMB 500,000
Yongzhi Yang	Ordinary Shares of Baina Wuhan	50%	RMB 12,500,000
Zhou Yu	Ordinary Shares of Baina Wuhan	5%	RMB 1,250,000
Sen Li	Ordinary Shares of Baina Wuhan	5%	RMB 1,250,000

Investment Agreement	31

Appendix II—Particulars of the Target Group

Part I The Cayman Company

Company Name:	:	MoboTap Inc.
Founded on	:	April 14, 2011

Place of Registration:	:	Cayman Islands
Company No.:	:	CF254908
Registered Address:	:	PO Box 613 GT, 4th Floor Harbour Centre, George Town, Grand Cayman KY1-1107, Cayman Islands

Company Type:	:	Private company limited
Existing Directors	:	Yongzhi Yang Tiefeng Liu Na Zeng Kui Zhou

Company Secretary:	:	CIA Asia Corporate Services Limited
Issued Share Capital	:	260,618,560 shares (including 190,000,000 Ordinary Shares, 62,500,000 Series A Preferred Shares and 8,118,560 Series A-1 Preferred Shares)

Shareholders	:	Shareholders	Class of Shares	Number of Shares Held	Shareholding (on a fully converted basis)
		Baina	Ordinary Shares	176,700,000	67.8%
		Forest	Ordinary Shares	5,425,000	2.08%
		Matrix	Ordinary Shares	7,875,000	3.02%
			Series A Preferred Shares	12,500,000	4.80%
		Sequoia	Series A Preferred Shares	50,000,000	19.19%
		Qualcomm	Series A-1 Preferred Shares	8,118,560	3.11%

		Total		260,618,560	100%

Investment Agreement	32

Part II Other Overseas Companies other than the Cayman Company

1. HK Company

Company Name:	:	MoboTap Inc. Limited
Founded on	:	May 5, 2011

Place of Registration:	:	Hong Kong
Company No.:	:	1596431
Registered Address:	:	Room C, 21 / F, CMA Building, No. 64 Connaught Road, Central, Hong Kong

Company Type:	:	Private company limited
Existing Director	:	Tiefeng Liu
Company Secretary:	:	CIA Asia Holdings Limited
Issued Share Capital	:	1 share
Shareholder	:	MoboTap Inc. 1 share

2. Muse

Company Name:	:	Muse Entertainment Limited
Founded on	:	June 6, 2012

Place of Registration:	:	Hong Kong
Company No.:	:	1756288
Registered Address:	:	Room C, 21 / F, CMA Building, No. 64 Connaught Road, Central, Hong Kong

Company Type:	:	Private company limited
Existing Director	:	Zhou Yu
Company Secretary:	:	CIA Asia Holdings Limited
Issued Share Capital	:	1 share
Shareholder	:	MoboTap Inc. 1 share

Investment Agreement	33

3. Dstore

Company Name:	:	Dstore Technology Limited
Founded on	:	December 27, 2013

Place of Registration:	:	Hong Kong
Company No.:	:	2017908
Registered Address:	:	Flat E5, 9 / F Block E Wah Lok Ind Ctr (Phase II), Nos 31-35 Shan Mei Street, Fo Tan, Shatin, New Territories, Hong Kong

Company Type:	:	Private company limited
Existing Director	:	Zhou Yu
Company Secretary:	:	D & C Consultancy Services Limited
Issued Share Capital	:	7,000,000 shares (including 5,500,000 Class A Shares and 1,500,000 Class B Shares)

Shareholders	:	Shareholders	Class of Shares	Number of Shares Held
		MoboTap Inc.	Class A Shares	5,500,000
		Chan, Joe Cho Lit	Class B Shares	1,000,000
		EmMonster Inc.	Class B Shares	150,000
		HaiNa Investment Limited	Class B Shares	150,000
		Lu Jian Feng	Class B Shares	200,000

		Total		7,000,000

4. Japan Company

Company Name:	:	Dolphin Browser Inc.
Founded on	:	August 8, 2012
Place of Registration:	:	Japan
Company No.:	:	011001091188
Registered Address:	:	4-3-17 Toranomon, Shinjuku, Tokyo Shinjuku
Company Type:	:	Kabushiki Kaisha (Ltd.)
Existing Directors	:	Masaaki Suga Yongzhi Yang Harry Man

Issued Share Capital	:	100,000 shares
Shareholders	:	MotoTap Inc. IVP Fund II A, L.P. IVP Fund II B, L.P.

Investment Agreement	34

5. US Company

Company Name:	:	MoboTap Inc.
Founded on	:	August 10, 2010 (AppMesh Inc. when established)

Renamed on	:	March 2, 2011 (renamed as MoboTap Inc.)
Place of Registration:	:	Delaware, the United States
Company No.:	:	4858587
Registered Address:	:	Delaware Corporations LLC, 800 Delaware Ave., City of Wilmington, County of New Castle, Delaware 19801
Company Type:	:	C Corporation
Existing Directors	:	Yongzhi Yang Tiefeng Liu Na Zeng
Issued Share Capital	:	One (1) share, no par value
Shareholder	:	MoboTap Inc.

Investment Agreement	35

Part III The Domestic Companies

1. Chengdu Baina

Company Name:	:	Baina Zhiyuan (Chengdu) Technology Co. Ltd.
Founded on	:	June 28, 2012

Place of Registration:	:	China
Company No.:	:	510100400043032
Registered Address:	:	Room 102-112, 1/F, Building No.1, Zone A, Tianfu Software Park, No.765 Middle Tianfu Avenue, Chengdu Hi-tech Zone, Sichuan

Company Type:	:	Limited liability company (wholly invested by Hong Kong, Macao and Taiwan legal person)

Legal representative:	:	Tiefeng Liu

Director:	:	Tiefeng Liu

Supervisor	:	Zhou Yu

Registered Capital	:	US$ 1,500,000
Paid-up Capital	:	US$ 1,500,000
Shareholder	:	MoboTap Inc. Limited (100%)

2. Beijing Baina Zhiyuan

Company Name:	:	Baina Zhiyuan (Beijing) Technology Co. Ltd.
Founded on	:	September 9, 2011

Place of Registration:	:	China
Company No.:	:	110000450183446
Registered Address:	:	South 2-1-6, Block A, # 1 Plant, No.5 A Xueyuan Road, Haidian District, Beijing

Company Type:	:	Limited liability company (wholly invested by Hong Kong, Macao and Taiwan legal person)

Legal representative:	:	Tiefeng Liu

Director:	:	Tiefeng Liu

Supervisor	:	Zhou Yu

Registered Capital	:	US$ 6,000,000
Paid-up Capital	:	US$ 6,000,000
Shareholder	:	MoboTap Inc. Limited (100%)

Investment Agreement	36

3. Beijing Baina Information

Company Name:	:	Beijing Baina Information Technology Co., Ltd.
Founded on	:	March 19, 2010

Place of Registration:	:	China
Company No.:	:	110108012702434
Registered Address:	:	South 2-1-7, Block A, # 1 Plant, No.5 A Xueyuan Road, Haidian District, Beijing

Company Type:	:	Limited liability company (invested or held by natural persons)
Legal representative:	:	Tiefeng Liu

Director:	:	Tiefeng Liu

Supervisor	:	Zhou Yu

Registered Capital	:	RMB 10,000,000
Paid-up Capital	:	RMB 10,000,000

Shareholders	:	Shareholders	Contribution (RMB)	Shareholding Ratio
		Yongzhi Yang	6,000,000	60%
		Tiefeng Liu	1,500,000	15%
		Na Zeng	800,000	8%
		Youyang Xie	700,000	7%
		Zhou Yu	500,000	5%
		Sen Li	500,000	5%

		Total	10,000,000	100%

4. Wuhan Baina

Company Name:	:	Baina (Wuhan) Information Technology Co., Ltd.
Founded on	:	July 5, 2010

Place of Registration:	:	China
Company No.:	:	420100000199726

Investment Agreement	37

Registered Address:	:	3/F, Building A2, Phase 1 Jinronggang, No.77 Optical Valley Avenue, Donghu Development Zone, Wuhan
Company Type:	:	Limited liability company
Legal representative:	:	Tiefeng Liu

Director:	:	Tiefeng Liu

Supervisor	:	Zhou Yu

Registered Capital	:	RMB 20,000,000
Paid-up Capital	:	RMB 15,000,000

Shareholders	:	Shareholders	Contribution (RMB)	Shareholding Ratio
		Yongzhi Yang	18,000,000	90%
		Zhou Yu	1,000,000	5%
		Sen Li	1,000,000	5%

		Total	20,000,000	100%

5. Chengdu Xingyu

Company Name:	:	Chengdu Xingyu Science and Technology Co., Ltd.
Founded on	:	December 19, 2012

Place of Registration:	:	China
Company No.:	:	510109000353845
Registered Address:	:	No.39, 6/F, Unit 2, Building 1, No.222 Tianren Road, Hi-tech Zone, Chengdu

Company Type:	:	Limited liability company (wholly invested by foreign-fund enterprise legal person)

Legal representative:	:	Zhou Yu

Director:	:	Zhou Yu

Supervisor	:	Yongbo Yang

Registered Capital	:	RMB 1,000,000
Paid-up Capital	:	RMB 1,000,000
Shareholders	:	Baina Zhiyuan (Chengdu) Technology (100%)

Investment Agreement	38

6. Wuhan Xingyu

Company Name:	:	Wuhan Xingyu Science and Technology Co., Ltd.
Founded on	:	November 25, 2013

Place of Registration:	:	China
Company No.:	:	420100000376093
Registered Address:	:	Room 2, 5/F, Building 1, Phase 3 Guannan Fuxing Medicine Park, No.58 Optical Valley Avenue, Donghu New Development Zone, Wuhan

Company Type:	:	Limited liability company (sole proprietorship by legal person)

Legal representative:	:	Chaodong Wu

Director:	:	Chaodong Wu

Supervisor	:	Jin Huang

Registered Capital	:	RMB 100,000
Paid-up Capital	:	RMB 100,000
Shareholder	:	Wuhan Baina (100%)

7. Hualian Chuangke

Company Name:	:	Wuhan Hualian Chuangke Science and Technology Co., Ltd.
Founded on	:	December 23, 2008

Place of Registration:	:	China
Company No.:	:	420100000123236
Registered Address:	:	Room 401, Block A, 3 # Building, SBI Venture Street, Dongxin Road, East Lake Development Zone, Wuhan

Company Type:	:	Limited liability company
Legal representative:	:	Qiangbing Wang

Director:	:	Qiangbing Wang

Supervisor	:	Qi Chen

Registered Capital	:	RMB 1,000,000
Paid-up Capital	:	RMB 1,000,000
Shareholder	:	Baina (Wuhan) Information Technology Co., Ltd. (100%)

Investment Agreement	39

8. Anzhuoxing

Company Name:	:	Beijing Anzhuoxing Science and Technology Co., Ltd.
Founded on	:	July 24, 2007

Place of Registration	:	China
Company No.	:	1101080100360883
Registered address	:	Room 4037, Huaqingyuan Hotel 1A, 1B and 1C, Building 3, Huaqingjia Park, Dongsheng Zone, Wudaokou, Haidian District, Beijing

Company Type	:	Limited liability company
Legal representative	:	Qiangbing Wang

Director	:	Qiangbing Wang

Supervisor	:	Yongbo Yang

Registered Capital	:	RMB 100,000
Paid-up Capital	:	RMB 100,000
Shareholder	:	Baina (Wuhan) Information Technology Co., Ltd. (100%)

9. Andepurui

Company Name	:	Shanghai Andepurui Network Science and Technology Co., Ltd.
Founded on	:	January 8, 2013

Place of Registration	:	China
Company No.	:	310115002064099
Registered Address	:	Room 112, Building 2, No.700 Shangfeng Road, Pudong New Area, Shanghai

Company Type	:	Limited liability company (invested or held by natural persons)
Legal representative	:	Qiangbing Wang

Director	:	Qiangbing Wang

Supervisor	:	Yongbo Yang

Investment Agreement	40

Registered Capital	:	RMB 100,000
Paid-up Capital	:	RMB 100,000
Shareholders	:	Shareholders	Contribution (RMB)	Shareholding Ratio
		Qiangbing Wang	40,000	40%
		Yongbo Yang	60,000	60%

		Total	100,000	100%

Appendix III - Definitions

No. 37 Document refers to Circular of the State Administration of Foreign Exchange on Issues concerning Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles (Hui Fa [2014] No.37) issued by the State Administration of Foreign Exchange on July 4, 2014 and its supplements, rules and modifications from time to time.

Andepurui has the meaning ascribed in the preamble of the Agreement.

Anzhuoxing has the meaning ascribed in the preamble of the Agreement.

Baina refers to Baina Inc., with its communications being set out in Appendix VII.

The Warrantors and each Warrantor have the meanings ascribed in the preamble of the Agreement.

The Warrantor’s warranties refer to the representations and warranties contained in Part I of Appendix IV.

Beijing Baina Sellers have the meaning ascribed in the preamble of the Agreement.

Beijing Baina Information has the meaning ascribed in the preamble of the Agreement.

Beijing Baina Zhiyuan has the meaning ascribed in the preamble of the Agreement.

The Agreement has the meaning ascribed in the preamble of the Agreement.

Financial statements refer to the unaudited financial statements of the Target Group for 2011 fiscal year, 2012 fiscal year, and 2013 fiscal year and that ended as at the date of the financial statements that are provided by the Sellers to the Buyer.

Date of the financial statements refers to April 30, 2014.

Encumbrances refer to the mortgage, charge (fixed or floating), restraining order, balancing, guarantee, pledge, lien (whether statutory or not), right of first refusal, options, claims, ownership retention, priority, security interest or any third party rights, or other encumbrances of any kind on any property or those with respect thereto.

Investment Agreement	41

Chengdu Baina has the meaning ascribed in the preamble of the Agreement.

Chengdu Xingyu has the meaning ascribed in the preamble of the Agreement.

The Founder has the meaning ascribed in the preamble of the Agreement.

Personal Guarantee Deed of the Founder refers to the guarantee deed signed by the Founder for providing guarantees for the obligations of the Founder, Baina and each Group Company and the obligations of the Cayman Company to fulfill its Convertible Bonds obligation and takes effect as of the Closing Date.

Representatives have the meaning ascribed in Article 12.1 (b) (iii).

Domains to be Transferred has the meaning ascribed in Article 5.1(t).

Dolphin Browser refers to the smart phone’s browser Dolphin Browser developed and operated by the Target Group.

Dstore refers to Dstore Technology Limited.

Consideration has the meaning ascribed in Article 4.

Forest refers to Forest Group Investments Limited, with its communications being set out in Appendix VII.

The Parties or each Party have the meaning ascribed in the preamble of the Agreement.

The Articles of Association of Each Group Company have the meaning ascribed in Article 5.1(e).

Shareholder’s Agreement refers to the shareholder’s agreement signed by and among the Buyer, the Founder, the relevant group companies and Baina with respect to the group company (the content must be satisfactory to the Buyer), that takes effect as of the Closing Date.

Equity Mortgage Deed refers to a guarantee provided by Baina with effect as of the Closing Date, under which it pledges 9% equity in Cayman Company to guarantee that its founder performs the obligations under this transaction and the Cayman Company fulfills the convertible bonds obligations (the contents shall be satisfactory to the Buyer).

Affiliates, with respect to any subject, refer to (i) if it is a natural person, the spouse and immediate family members (whether natural affinity or adoptive relationship) of such persons and the established and existing trusts for such persons, or their spouse, parents or children; (ii) if it is a legal entity, unincorporated organization, institution, or other forms of entities, any party directly controlling or indirectly controlling that subject through one or more intermediaries, or any party directly controlled or indirectly controlled through one or more intermediaries, or any party directly or indirectly controlled by a party with the subject.

“Control” refers to: (i) a body directly or indirectly owns more than 50% voting shares, the registered capital or other equity interests, either by owning securities, by contract or otherwise exercised; or (ii) has the power to appoint the majority of members of the management, board of directors or similar decision-making bodies.

Investment Agreement	42

HKIAC has the meaning ascribed in Article 13.4(c).

Qualified Listing refers to the Cayman Company or its affiliates’ IPO and listing in the United States or Hong Kong.

Contract refers to any written or oral agreements, arrangements, contracts, commitments, licenses, compensation, deeds, instruments, leases, permits or binding understandings.

Hualian Chuangke has the meaning ascribed in the preamble of the Agreement.

Environmental, Health and Safety Requirements refer to all applicable laws related to public health and safety, worker’s health and safety, and environmental pollution or protection, including all applicable laws with respect to the existence, use, manufacturing, production, handling, transportation, treatment, storage, disposal, distribution, marking, testing, processing, discharge, release or likely release, control, or removal of any hazardous materials, wastes, noises or radiation.

IVP has the meaning ascribed in Article 8.4(c)(iv).

The Closing Date has the meaning ascribed in Article 6.1.

Transaction Documents refer to the Agreement, the Shareholders’ Agreement, the Subscription Agreement, the Control Protocol, the Non-competition Agreement and the Priority Investment Agreement, Equity Mortgage Deed, Personal Guarantee Deed of the Founder and other documents to be made based on the abovementioned documents or other documents relating thereto.

Licensed Intellectual Property has the meaning ascribed in Article 17.3, Part I of Appendix IV.

The Non-competition Agreement and Priority Investment Agreement refers to those, the contents of which shall be to the satisfaction of the Buyer signed by and among Key Employees and the related group companies.

Domestic Sellers and each Domestic Seller have the meaning ascribed in the preamble of the Agreement.

Domestic Companies and each Domestic Company have the meaning ascribed in the preamble of the Agreement.

Domestic Transaction has the meaning ascribed in Article (B) of the recitals hereof.

Domestic Equity has the meaning ascribed in Article (B) of the recitals hereof.

Domestic Changyou has the meaning ascribed in the preamble of the Agreement.

Overseas Changyou has the meaning ascribed in the preamble of the Agreement.

Overseas Transaction has the meaning ascribed in Article (A) of the recitals hereof.

Overseas Sellers and each Overseas Seller have the meaning ascribed in the preamble of the Agreement.

Overseas Companies and each Overseas Company have the meaning ascribed in the preamble of the Agreement.

Investment Agreement	43

Overseas Share has the meaning ascribed in Article (A) of the recitals hereof.

Cayman Company has the meaning ascribed in the preamble of the Agreement.

Convertible Bonds have the meaning ascribed in Article (C) of the recitals hereof.

Control Protocol refers to the control protocol re-signed by and among Beijing Baina Zhiyuan and the VIE company and its shareholders (contents shall be satisfactory to the Buyer).

Execution Date has the meaning ascribed in the preamble of the Agreement.

The Buyer or Changyou has the meaning ascribed in the preamble of the Agreement.

The Buyer’s warranties refer to the representations and warranties contained in Part II of Appendix IV.

The Sellers and each Seller have the meaning ascribed in the preamble of the Agreement.

The Sellers’ warranties refer to the representations and warranties contained in Part II of Appendix IV.

Matrix refers to Matrix Partners China II Hong Kong Limited, with its communications being set out in Appendix VII.

The US Company has the meaning ascribed in the preamble of the Agreement.

Target Equity has the meaning ascribed in Article (B) of the recitals hereof.

The Target Group and each Group Company have the meaning ascribed in the preamble of the Agreement.

Muses refers to Muses Entertainment Limited.

Qualcomm refers to QUALCOMM Incorporated, with its communications being set out in Appendix VII.

The Subscription Agreement refers to the agreement on subscription for convertible bonds by and among the Buyer and the Cayman Company (contents shall be satisfactory to the Buyer).

The Japan Company has the meaning ascribed in the preamble of the Agreement.

Sequoia refers to Sequoia Capital 2010 CV Holdco, Ltd., with its communications being set out in Appendix VII.

Applicable laws refer to, with respect to any person, any constitution, treaties, statutes, laws, regulations, rules, guidelines, regulations, judgments, orders, decrees, rulings, injunctions, government approvals, verifications, grants, licenses, permits, agreements, directives, requirements or restrictions or any decisions of similar form made by government departments applicable to such persons on or after the Execution Date of the Agreement and those applicable to such persons after each revisions, or identification made thereby, or any and all provisions on the interpretation or implementation of any content of any of the foregoing.

Investment Agreement	44

Taxes refer to any national, provincial, municipal or local income, sales and use, exercise, franchise, real estate and property, gross income, equity, production, business and occupation, transfer, registration, profits, resources, licensing, documents, disability, employment, wages, severance pay and withholding taxes or other types of taxes, levying, allocation or charges imposed by any government department, and any loss or tax liabilities arising from any ruling, settlement or litigation related to any liabilities.

Tax Registration has the meaning ascribed in Article 8.1(a).

Social Insurance Benefits refer to any required by applicable law, social insurance, pension benefits, health insurance benefits, work-related injury insurance, maternity insurance benefits, unemployment insurance benefits and housing fund welfare as required by any applicable laws or any similar payment arrangements.

Damages have the meaning ascribed in Article 11.1.

Demands refer to any claims or actions, litigation, arbitration, inquiry, judicial, administrative or other proceedings or investigations filed by or against any person or by any government department.

VIE company has the meaning ascribed in the preamble of the Agreement.

SAFE refers to the State Administration of Foreign Exchange and its branches.

Wuhan Baina has the meaning ascribed in the preamble of the Agreement.

Wuhan Xingyu has the meaning ascribed in the preamble of the Agreement.

Hong Kong refers to Hong Kong Special Administrative Region of China.

HK Company has the meaning ascribed in the preamble of the Agreement.

IT refers to computer and other IT systems and equipment, including hardware, software and networks and other communication systems.

Licenses refer to any approvals, licenses, exemptions, approvals, filings, registrations, notices or other authorizations.

Original Control Protocol refers to a series of framework contracts signed by and between Beijing Baina Zhiyuan and the VIE company prior to the Execution Date, including the following contracts:

(a)	Exclusive Business Cooperation Agreement, Exclusive Option Agreement, Share Pledge Agreement, Shareholders Voting Proxy Agreement and irrevocable Power of Attorney signed by and among Beijing Baina Zhiyuan and Beijing Baina Information and its shareholders on September 21, 2011; and

(b)	Exclusive Business Cooperation Agreement signed by and among Beijing Baina Zhiyuan and Wuhan Baina and its shareholders on January 22, 2013, Exclusive Option Agreement, Shareholders Voting Proxy Agreement and irrevocable Power of Attorney on March 29, 2013 and Share Pledge Agreement on May 21, 2014.

Employee Option Plan has the meaning ascribed in the Shareholder’s Agreement.

Investment Agreement	45

Dispute has the meaning ascribed in Article 13.4(a).

Securities have the meaning ascribed in Article 2.2, Part I of Appendix IV.

Governmental Departments refer to any government or any agency, bureau, councils, committees, courts, departments, and any governmental officials, administrative divisions or courts, or any political party or its departments or divisions exercising any power or authority normally exercised by a government agency.

Governmental officials refer to any officers or employees of certain governmental department (for such purposes, including any entity or enterprise owned or controlled by government), any person excising official functions for or on behalf of any such government department, any officials of any party or any candidates of any senior positions of any party.

Intellectual Property Rights refer to all of the following ones worldwide (i) trademarks, service marks, brand names, certification marks, collective marks, Internet domains, marks, logos, product appearance, pseudonyms, virtual names, trade names, and representations of other places of origin, the aforementioned application and registration, and the goodwill associated thereto and it represents, including all renewals of the aforementioned items;(ii) proprietary inventions and discoveries, regardless of the ability to obtain patents, as well as all of its patents, registrations, invention disclosure and application, including divisions, continuation, partial continuation and renewal applications, and including renewals, extensions and re-issuance;(iii) confidential information, trade secrets and proprietary technology, including process, systematic portfolios, business methods, formulas, drawings, prototypes, models, designs, customer lists and list of suppliers;(iv) the works published and unpublished, regardless of whether the copyright (including databases and other combinations of information) can be secured, copyright, registration and application of the preceding items, as well as all of its renewal, extension, recovery and adaptation; and(v) any other intellectual properties or proprietary rights.

China refers to the People’s Republic of China, excluding Hong Kong SAR, Macao SAR and Taiwan Region only for the purposes of the Agreement.

Material Adverse Effect refers to any events, things, circumstances, changes or developments cause or may reasonably be expected to cause material adverse effects, which specifically refer to the following three cases:(i) on the part of the Buyer, if such a violation, situation, change, influence, or other cases makes the Buyer cannot fulfill its obligations under the Agreement and other transaction documents or cause it cannot complete the transactions contemplated under the Agreement and other transaction documents;(ii) on the part of each Warrantor, if such a violation, situation, change, influence, or other cases makes each Warrantor cannot fulfill its obligations under the Agreement (including the steps for preparing restructuring plan) and other transaction documents or cause it cannot complete the transactions contemplated under the Agreement and other transaction documents;(iii) on the part of each Group Company, if such a violation, situation, change, or other circumstances individually or cumulatively causes material adverse effects on the financial or other positions, business, assets, results of operations and prospects of each Group Company.

Arbitration Rules have the meaning ascribed in Article 13.4(c).

Notice of Arbitration has the meaning ascribed in Article 13.4(b).

Self-owned Intellectual Property has the meaning ascribed in Article 17.2, Part I of Appendix IV.

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Investment Agreement

Appendix IV—Representations and Warranties

Part I The Target Group‘s Warranties

1	Establishment, qualification and authorization

1.1	All Group Companies are: (1) limited companies legally registered and validly existing under the laws of their registered places with good standing; (2) have all the necessary power and authority to own and operate their property and conduct business; (3) have proper qualifications for business transactions, all licenses and qualifications required for operations of such business, and good standing in each jurisdiction requiring such qualifications; and (4) since their establishment, have always conducted their business in compliance with applicable laws.

1.2	Each Group Company has taken all necessary actions to enable it to authorize, execute and deliver the Agreement and to perform its obligations under the Agreement. The Agreement and any other agreements and / or instruments binding a Group Company in accordance with the terms of the Agreement constitute a valid and legally binding obligation for the Group Companies and are enforceable according to their terms.

1.3	Each Group Company’s signing, delivery or performance of the Agreement or completion of the transaction contemplated under the Agreement is not required to obtain any consent from any person other than the consents obtained on the Closing Date.

2	Share capital of the Group Companies

2.1	The corporate information of the Group Companies listed in Appendix II (including share information) is true, complete and accurate. In addition to the equity pledge created by former Control Protocol or transaction documents, the shareholders of the Group Companies are the rightful owners of equity listed in Appendix II without any encumbrances, and bear no statutory or contractual obligations to further invest in the Group Companies.

2.2	Except for the shares information and former Control Protocol listed in Appendix II or the share options created by transaction documents, on the part of various Group Companies, there are no outstanding (i) equity, share capital or voting securities

(ii)	securities that can be converted to or be replaced for equity, equity share or voting securities;

(iii)	options, warrants or other rights (including conversion rights or pre-emptive rights and the right of first refusal) to purchase from each Warrantor or each Group Company or make each Group Company be obliged to issue any equity, equity share or voting securities or securities that can be converted to or replaced by equity, equity share or voting securities (the above (i), (ii) and (iii), collectively referred to as the “Securities”).

Each Group Company has no outstanding obligations to repurchase, redeem or otherwise purchase any securities.

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2.3	There are no proceedings, pending or threatened, affecting the shares or share capital of any Group Company, no facts or circumstances that may lead to that claim.

2.4	Upon the completion of the transaction, the Buyer will have legitimate, effective, complete and exclusive ownership over the Target Equity without any encumbrances, and bear no obligation to make any further investment in the Target Group in any law or contract.

3	Other situations of the Group Companies

3.1	The Articles of Association submitted by the Group Companies to the Buyer are complete, true and correct according to applicable laws and all relevant filings, publication, registration and other procedures have been made on time in accordance with applicable laws. No Group Companies have violated any of the terms or provisions of their respective articles of association.

3.2	The register of members and other statutory books of the Group Companies are legally prepared and properly stored, reflect the latest situation, and accurately and completely record the various matters that shall be handled. Minutes of the meetings of the board of directors and the board of shareholders accurately record all the resolutions passed by the directors and shareholders of each Group Company and all the resolutions passed by the directors and shareholders of each Group Company have been recorded in the relevant record books. All filings, publications, registrations and other procedures that shall be delivered or made by the Group Company as required by applicable laws have been delivered or made on time.

3.3	Save as disclosed in the Agreement, the Group Companies have no subsidiaries, branches, joint ventures or conduct other investments.

3.4	Each Group Company has not made any authorization or commission that is valid as at the Execution Date hereof and the Closing Date. Any person (whether as an agent or other status) has no right to bind the Group Companies or cause the Group Companies to assume any obligations.

4	Compliance with laws

4.1	Each Group Company is not in violation of, or has not in violation of any applicable laws, including all national laws and regulations and local regulations and rules applicable to the Group Companies issued by the jurisdictions where they conduct business.

4.2	The completion of the transaction contemplated hereunder will not (i) result in breaches of each Warrantor or any provisions of articles of association of each Group Company; (ii)result in any conflicts with any applicable laws; (iii)constitute any breach of any provisions of any contract by each Warrantor or each Group Company, cause termination of any rights or obligations of each Warrantor or each Group Company under any contract or lead to increase of any effective interest rate of any debt of each Warrantor or each Group Company; (iv) lead to any Encumbrances of any property or assets of each Warrantor or each Group Company; (v) lead to difficulties or inability of each Warrantor or each Group Company to own or operate businesses.

4.3	Any contract, to which any Group Company is a party, shall be valid and constitute binding obligations to the contracting parties, and meanwhile, each Group Company and the other parties to such contract shall, in all material aspects, abide by the terms thereof, respectively. No notice of termination or intended termination with respect to such contracts has been received.

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4.4	None of the following events or circumstance have occurred or existed (whether subject to notice or not, or along with the passage of time):(i)possibly constituting or resulting in breaches or non-compliance of any applicable laws by any Group Company; or (ii)possibly resulting in obligating any Group Company to take remedial action of any nature or bear the cost of such action in part or whole. No Group Company does not receive any notice or other correspondence (orally or in writing) concerning (x) any actual, alleged, possible or potential breach or non-compliance with any applicable laws, or (y) any obligation of any Group Company to take any actual, alleged, possible or potential remedial actions of any nature or bear costs, in part or whole, for such remedial actions received from any government authority.

5	Business operations and responsibilities

5.1	Each Group Company has received relevant qualifications with respect to the business, in which they are engaged, and fulfilled any and all binding contracts, announcements, statement or other commitments under such applicable laws and entered into thereby or in any other methods and fully complied with requirements and commitments. The frequency of business related claims against warranty made by customers are and have been always maintained in a normal level, as compared with any competitors in the industry.

5.2	Any Group Company has not had or expects any liabilities for any bodily or property damages in an amount of exceeding US$ 50,000 in the course of business operations. At Closing, any and all disputes or complaints in connection with the business or any service provided by any Group Company have been properly solved, and each Group Company has no obligations that have not been fulfilled, except otherwise fully disclosed in the Financial Statements.

5.3	As of the date when the Control Protocol is signed,

(a)	The Parties to the original Control Protocol have duly signed each agreement of the Control Protocol, which shall be completely effective, constitute valid and binding obligations on each party to the agreement and can be carried out as per terms thereof. There is no notice of termination for any of such agreements issued by or received from any contracting party or any government authority.

(b)	For the purpose of the original Control Protocol, (i) there is not any pending or threatening claims made by any government authority; or (ii) such contracts are not subject to any judgment or order from any government authority. There are no investigations, disciplinary measures, or facts or circumstances that may lead to such claims.

(c)	As of the date when the original Control Protocol is signed, such Control Protocol shall guarantee that Beijing Baina Zhiyuan exercises effective control with respect to the VIE company, further gains the economic interests from the VIE company and included the financial data thereof into the consolidated financial data of the Target Group.

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(d)	With respect to the contractual arrangements established under the original Control Protocol, it shall be determined that Beijing Baina Zhiyuan has the control over the VIE company, and it does not and will not violate any applicable law in China to sign the Control Protocol.

(e)	The VIE company is not deemed by Ministry of Information Industry of China (and/or any corresponding local branches thereof), the Ministry of Commerce or any other government authority with powers and functions to supervise any Group Company or any business thereof as illegal or invalid.

6	No claims or litigations

6.1	There are no pending or threatening claims made against or affecting any Group Company or any business thereof or questioning or seeking for prevention, prohibition, alteration or postponement of any contemplated transactions hereunder in any method. No Group Company or any business thereof is involved in any form in any claims that have been realized or can be reasonably expected to have material adverse effects thereon. There are no investigations, disciplinary measures, or facts or circumstances that may lead to such claims.

6.2	There are no judgment, court orders or arbitration award that have not been implemented to any Group Company or any business thereof, or any detention, execution or proceedings against any matter mentioned above.

6.3	No person that may be held liable for any act or error to any Group Company or any business thereof has been involved in any claims as plaintiff, defendant or any other identity. There are no investigations, disciplinary measures, or facts or circumstances that may lead to such claims.

6.4	There are no judgment, court orders, or tribunal or arbitral awards that has not been performed by any person that may be held liable for any act or error to any Group Company or any business thereof; and there is not any detention, execution or proceeding against such person or any assets thereof.

7	Bribery Act

Any Group Company or any representative thereof does not, directly or indirectly, provide, pay, promise to pay or have the authorization to pay any money to or provide, promise to give or have the authorization to give any valuable articles to any government officials or any political party (or to any person when the Target Group or any representative thereof knows or becomes aware that any or all of such money or valuables will be probably provided, given or promised to be given, directly or indirectly, to any government officials or any political party) or any employee or official of any private enterprise, state-owned enterprises or investment companies or any relatives thereof or designated person for the following purposes of:

7.1	(x) affecting any act or decision to be made by such government officials or political parties in their official capacity; (y) inducing such government official or political party to conduct or not to conduct any act in violation of the legal duties thereof or (z) gaining any improper advantages;

7.2	affecting or inducing to grant any contract to any Group Company of any Affiliates thereof or gaining any other advantages in any other method for any Group Company or any Affiliates thereof or reserving any contract when such contract has been granted to any Group Company or any Affiliates thereof;

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7.3	assigning any price for payment of any goods or service, which any person sells or buys (or agrees to sell or buy), to a government official or any relatives or designated party of such person; or

7.4	engaging in any matter that may breach, seemingly breach or cause any Group Company or any Affiliates thereof to breach any applicable laws.

8	Bankruptcy

8.1	No Group Company goes bankrupt or becomes unable to pay due debts under the applicable laws.

8.2	There are no proceedings in connection with any compromise or arrangement concluded with any creditor, or any winding-up, bankruptcy or other dissolution proceedings in connection with any Group Company or any business thereof, or any event, in which such proceedings shall be triggered under any applicable laws.

8.3	No Group company or any business or assets thereof is subject to the control of any bankruptcy administrator or recipient.

9	Financial data and records

9.1	All financial statements shall be prepared in accordance with accounting standards applicable to the principle of consistency. The income statement and the statement of cash flows fairly present the operation results and cash flows of each Group Company for the period covered therein, and the balance sheet fairly present the business status and the financial position of each Group Company as at the date of such statement. No Group Company has had any material changes in the accounting policies, treatment or procedures since the date of incorporation.

9.2	The accounts of each Group Company have been prepared based on accounting standards applicable to the principle of consistency. On such basis, such accounts have presented correct opinions on the status of business affairs, assets and liabilities as well as income and losses of each Group Company as at the date of the financial statement.

9.3	All account receivables of each Group Company are reflected in the financial statement, indicating that sales or loans actually incurred in the course of normal business, less of any provisions reflected in the financial statements, flow and are recoverable with aging of less than sixty (60) days

9.4	Expect for liabilities presented, provided or disclosed in the financial statements, each Group Company has no liabilities that are not fulfilled.

9.5	The financial data has accurately, completely, authentically, comprehensively and fairly reflected the Target Group and other items measuring the values of the Target Group for the purpose of the transactions under the Agreement, and, and disclosures have been made accurately, completely, authentically, comprehensively and fairly in the financial data.

10	Accounts and registers

10.1	Each Group Company has prepared and maintained all the accounts, registers and records in accordance with applicable laws.

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10.2	All the accounts, books, ledgers, financial records and other records maintained by each Group Company in accordance with applicable laws, regulations and provisions:

(a)	are held by such Group Company or any agent duly authorized thereby;

(b)	have been properly maintained and reflected recent status;

(c)	do not contain any errors or deviations of any kind (except for unintentional, slight or non-material errors); and

(d)	truly and fairly reflect all transactions of such Group Company and the financial, contractual and transactional status thereof.

11	Taxation

11.1	Each Group Company (i) has filed all required tax returns to any competent government authority with proper jurisdiction or in proper place in a timely manner; (ii) has paid all tax payables due or withheld and paid all taxes to any competent government authority with proper jurisdiction or in proper place from the amount of money of any employee, creditor, customer or a third party that is obligated to pay taxes in a timely manner; and (iii) has never waived any statutory limitation of any taxation or agreed to any extension on any tax collection or insufficient collection.

11.2	Each of the tax returns filed by any Group Company is prepared in accordance with applicable laws, was and is authentic, correct and complete. Such tax returns do not contain any false or misleading statements, omissions or any matters that should be included, and if not, will cause the statement to be false or misleading. If required by applicable laws, the reporting base adopted by any tax returns has been disclosed to proper tax authority or in such tax returns. It is required by the applicable laws that each Group Company shall respectively preserve relevant tax returns or all the records prepared thereby have been properly preserved.

11.3	There are no questions or requests concerning any taxation liabilities of any Group Company. There are no pending disputes with or notices from any tax authority in connection with tax returns filed by any Group Company, which, if any unfavorable determination is made from such dispute or in the notice, will lead to default of payment of a single alleged tax record by any tax authority; and there is not any proposal to impose any liabilities on any Group Company attributable to any default of payment of any tax. No Group Company has ever become an object of any ongoing and pending review or investigation from any tax authority with respect to their business expansion, payment or withholding of taxes; or is required by any tax authority to conduct self-examination or is at present an object of any ongoing and pending review or investigation from any tax authority with respect to their business expansion, payment or withholding of taxes.

11.4	Each Group Company has completed the filing of all documents required for taxation, including applications for preferential tax policies, exemption and privileges. No Group Company is aware of any reasons or circumstances, upon reasonable expectation, that may lead to rejection of any application for such preferential tax policies, exemption or privileges.

11.5	No Group Company has become a party to the transaction or a series of transactions, which contain procedures for no business or commercial purposes and have not been approved by any competent government authority.

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11.6	No Group Company has ever concluded any false or fabricated transactions or transactions with the main or one of the main purposes to avoid or postpone or reduce tax liabilities.

11.7	All related party transactions(as defined by applicable law), to which any Group Company is a party, are developed and carried out on fair terms in accordance with the requirements of transfer pricing principles, laws and documents carried out by the tax authority in all relevant regions.

11.8	All the taxes arising from or in connection with the following items have been properly and fully paid, and the Sellers, each Group Company and/or any Affiliated thereof have fulfilled all obligations in connection with taxes that shall be or are presumed to be undertaken thereby, including:

(a)	all taxes that shall be or are presumed to be undertaken by each Group Company (payable when due); or

(b)	Late fees and/or penalties (if any) in connection with overdue payment of the tax mentioned-above.

11.9	With respect to all taxes payable of each Group Company or the Company and any subsidiary thereof (if any) that are due on or before the Closing Date or recognized for taxation purpose (no matter recognized for accounting purposes or not), including indirect taxes (e.g. VAT and business tax) and direct taxes levied on all kinds of income, profits, business revenue or gains that are earned, generated or received, each Group Company has made tax provisions in full amount in the financial statements thereof; for any deferred tax (if applicable) calculated in accordance with the generally accepted accounting principles, full tax provisions have been made in the financial statements. Each Group Company has and maintains all records and information possibly required for filing of tax returns in a correct and complete manner in the accounting period.

11.20	Completion of the transaction under this Agreement will not:

(a)	result in any loss of any Group Company or any cancellation or reduction of any subsidy, credit or deduction alleviating tax burdens, to which any Group Company is entitled in terms the profits, gains or income (or assessed profits, gains or income); or

(b)	result in any other or additional taxes to be paid by the Company or its subsidiary (if any).

11.21	Each domestic company, which is a Chinese taxpayer, has no permanent establishment in outside China and is not a taxpayer in any country other than China, has no tax liability or reporting obligation outside China.

12	Events occurred after the date of the financial statements

12.1	Since the date of the financial statements, except as required in the course of normal business or any transaction of each Group Company,

(a)	the business of each Group Company is developed and/or expanded according to normal business operation practice and/or actual situations to maintain its ability of going concern, except for making no changes to any management or operation methods of its business, undertakings or assets or making changes in an inherently consistent method or expanding business subject to actual conditions;

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(b)	there are no events that may have any material adverse effect on the assets, liabilities, financial positions, trading status or prospect of any Group Company;

(c)	there is not any alteration to the constitutional documents of any Group Company (no matter through merger, combination or any other methods);

(d)	there is not any change to any director of any Group Company;

(e)	there is not any acquisition, direct or indirect, of any asset, securities, property, interest or business (in the form of merger and acquisition, combination, equity or asset acquisition or in any other form) in any Group Company, excluding any supplies (if applicable) in consistency with usual operations and within the scope of normal business;

(f)	no Group Company has issued, delivered or sold or authorized the issuance, delivery or sales of(no matter through merger and acquisition, combination, IPO or any other method) any shares of any securities;

(g)	no Group Company has not gone through dissolution, bankruptcy, de-registration, liquidation or re-organization;

(h)	no Group Company has divided, combined or re-classified any securities or declared, withdrawn or paid any dividend or other distribution (in the form of cash, share, property or a combination thereof), or redeemed, repurchased or acquired in other methods any securities or offered to redeem, repurchase or acquire in other methods any securities;

(i)	Unless mandated by any applicable law, no Group Company has (i) established, adopted or amended any collective bargaining, rewards, profit distribution, savings, pension, retirement, delayed payment, remuneration, stock options, restricted stocks or other benefit schemes or arrangements to any director, management or employee; or (ii) increased any remuneration, rewards or other benefits payable, separation payment or termination payment (or any amendment to any original arrangements) to any director, management or employee;

(j)	no Group Company has generated any capital expenditure or made any capital commitment beyond the course of normal business;

(k)	no Group Company has set up, incurred, undertaken or subjected to any loan debts or guarantee, or is bound or required to early repay any outstanding loans on the Execution Date or the Closing Date;

(l)	no Group Company has:(i) acquired any asset of any nature; (ii) sold, transferred or disposed in any other method of any asset of any nature; or (iii) cancelled, waived, relieved or sold on discount any debt or claims in party or whole;

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(m)	no Group Company has (i) made any compromises or offered or proposed any compromises; (ii)initiated any lawsuits, investigations, arbitrations, proceedings or made any other claims; (iii)had any shareholder-related lawsuits against or disputes with any management or director; or (iv)had any lawsuits, arbitration, proceedings or disputes in connection with any contemplated transactions hereunder;

(n)	no Group Company has appointed or changed any auditors, had any change of tax selection, had determination or change of any tax accounting years, adopted or changed tax accounting methods, filed any alteration of tax returns or tax imbursement requests, reached any tax settlement agreement, made any compromises on demanding tax compensation, audit or collection or waived any claim for tax rebate, tax deduction or other reduction of tax liabilities;

(o)	no Group Company has created any Encumbrances to sales, lease or other transfer of any asset, securities, property, interest or business;

(p)	no Group Company has provided any other person with any loans, prepayment (except for advance payment in consistency with usual business operations) or capital contribution, or made any warranty, compensation, guarantee of joint liabilities or other guarantee for any investment made thereby or to the benefits thereof;

(q)	affecting the business or assets and having or being able to reasonably expect any damages, destructions or other accidental losses (no matter covered by insurance or not) that have individually or wholly had any material adverse effects;

(r)	(i) concluding any agreement or arrangement, which limits, or restricts in other methods itself or any of its Affiliates or any successor thereto, or possibly limits or restricts after the Closing itself or the Buyer or any Affiliates thereof from engaging in any operating activities or competitions in any kind of business in any place or with any person; or (ii) waiving, releasing or transferring any rights, claims or interests under unfair conditions;

(s)	actual or threatening occurrence of any act of any employee or labor disputes, lockout, strike, sabotage in connection therewith;

(t)	no Group Company has breached any terms or provisions of any debts, mortgage, contract or any applicable laws; and

(u)	no Group Company has signed any management consultancy agreement or any other (single or a series of )agreements causing the Company to bear any cost in excess of USD 50,000.

12.2	Compliance with terms of the Agreement will not:

(a)	conflict with any terms, conditions or regulations of any agreement or document (such agreement or document remains effective and/or outstanding on the Execution Date and the Closing Date of the Agreement), to which any Group Company is a party, or any provisions of the articles of association of any Group Company or any Encumbrances, lease, contract, order, judgment, ruling, bans, rules or other limitation or obligations of any kind or nature that are binding on or have any jurisdiction over any Group Company or any asset thereof on the Execution Date and the Closing Date, or lead to breach of any of the foregoing items or constitute any breach under the foregoing item;

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(b)	relieve any person from any (contractual or other) obligations that such person is supposed to undertake for any Group Company;

(c)	cause the creation, or imposing of any Encumbrances on any asset of any Group Company or cause such Encumbrances to be materialized or enforced; and

(d)	cause any current or future debt of any Group Company to be due or declared due and payable before the specified due date.

12.3	no Group Company has agreed to be any member of any joint venture, conglomerate, partnership or other non-groups; no Group Company is or has agreed to be a party to any agreement or arrangement concerning any commission or other revenue sharing.

13	Assets

13.1	all cash and other assets owned, or acquired, or not disposed by a Group Company in the normal course of business belong to such Group Company without any Encumbrances attached or any arrangement on payment by installment; if there is any Encumbrance on any cash or asset of any Group Company, such cash or asset will not be limited in use due to such Encumbrance.

13.2	The assets of a Group Company are held and controlled by such Group Company, and can be and will be constantly used in the normal course of business (subject to normal loss) within the reasonable requirements and in compliance with designed or acquired purposes.

13.3	To the actual knowledge or to the reasonable knowledge of each Warrantor after making proper inquiries or duty of care, there are no factors that will make it difficult for any Group Company to recover account receivables and other due payments of such Group Company arising in the normal course of business as at the Closing Date; there is no dispute or counter-claim in any foregoing payment and such payment is not offset.

14	Real estate

14.1	For the real estate privately owned by a Group Company,

(a)	Such Group Company is entitled to perfect title to such real estate without any Encumbrances.

(b)	Each of such privately owned real estate complies, in all aspects, with applicable laws and meets the business operations of such Group Company.

(c)	No real estate of each Group Company that is constantly used, occupied or operated under lease respectively in current methods of use, occupation and operation constitutes any breach of applicable laws concerning buildings, planning, fire preventions, zonings and other land use related laws and similar laws.

14.2	For the real estate privately leased by a Group Company,

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(a)	The landlord of each lease is entitled to perfect title of the real estate under such lease without any defect in such title. Each of such real estate under any lease complies, in all aspects, with applicable laws and meets the business operations of such Group Company. No real estate of each lease and each Group Company that is constantly used, occupied or operated under lease respectively in current methods of use, occupation and operation constitutes any breach of applicable laws concerning buildings, planning, fire preventions, zonings and other land use related laws and similar laws.

(b)	Each lease constitutes an entire agreement concerning the real estate under such lease, to which a Group Company is a party, and the true and complete copy of each of such lease, together with any alteration, modification, variation and other changes made thereto, shall be handed to the Buyer. Each lease is validly existing and enforceable to both parties thereto to the extent of terms thereof. On the Execution Date, all the conditions precedent for the enforceability of each lease have been met. Each Group Company accepts and actually occupies the real estate according to respective lease, and has not sub-leased, assigned or mortgaged the leasehold interests thereof. Each lease had been registered or filed for records as required.

(c)	Each Group Company always pays the rent in a timely manner or pay other expenses and costs according to such lease. Subject to the terms of any lease, there are no defaults or events of defaults, for which no remedial measures have been taken, or of which any waiver is made against any Group Company, or any event that may constitute default or event of event of default along with the delivery of notice or passage of time or both. There is not any pending or threatening expropriation, confiscation, dispute, claims, requirements or similar proceedings that are in connection with or may have adverse effects on constant use or entitlement to any lease.

14.3	No Group Company has used any real estate in the course of developing business, except for any real estate that is privately owned by such Group Company, or the lease with respect to which has been obtained by such Group Company.

15	Management and employees

15.1	In terms of former and current employees of each Group Company, such Group Company abides by any and all applicable laws and contracts in connection with employment and labor, including any provisions in relation to salaries, work hours, and social securities, separation compensations and other benefits of employees involved therein. No Group Company has any contract with any labor union. Each Group Company has, in a timely manner, (i) withheld and paid all the money that shall be withheld by such Group Company from any employee according to applicable laws and contractual provisions and paid to proper government authority, including withholding of all compulsory funds, individual income tax, social insurance and housing fund (if applicable) that should be paid by such employee; (ii) made all payments in full amount to proper government authority as required by applicable laws and contractual provisions, including payment of compulsory funds, social insurance and housing funds (if applicable) that are payable by such Group Company; and (iii) paid all the money in full amount to such employee that shall be paid according to applicable laws and contracts, including all salaries, overtime pay, bonus, benefits, separation compensation and other compensations that should be paid to such employee.

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15.2	No management, employee or consultant of any Group Company is obligated under any contract (including any permission, agreement or commitment of any nature) or subject to any ruling, decision or order of any court or administrative authority, thus preventing such management, employee or consultant from promoting the interests of such Group Company with his/her best efforts (as case may be), or conflicting with the business or preventing such management, employee or consultant from transferring the copyrights of any invention fermented or put into practice or materials developed in the course of rendering service to such Group Company. No circumstance as follows will conflict with or lead to breach of terms, conditions or provisions of any contract, commitment or instrument, under which such management, employee or consultant is obligated or constitute any defaults under such contract, commitment or instrument: (i)completion of transactions under the Agreement and (ii) development of respective business of each Group Company. There is no reason for a Group Company to believe that, it is or will be necessary to use any invention made by any employee (or any individual who such Group Company intends to employ at present) before such employee is employed or beyond the range of employment. No completion of any transaction hereunder (individually or after the occurrence of any additional or subsequent events) will constitute any event under any benefit plan or individual agreement that will or may lead to any payment (of separation compensation or otherwise), accelerated maturity, affiliation or increase of benefits in relation to any employee, former employee, consultant, agent or director of any Group Company.

15.3	In addition to any statutory social insurance benefits, no Group Company has any pension, profit-sharing, share options plans, plans for share acquisition by employees or other plans requiring provision of any incentive or other remunerations to employees (except for any remuneration paid to employees in the course of routine business) or any other benefit plans for employees. In addition to contributions or accrued benefits required for current year, no Group Company has, under any applicable laws in connection with benefit plans or according to any applicable laws in relation to benefits plans, incurred and is expected to incur any liability, and there are no events, transactions or circumstances occurred or existing that may cause such Group Company to incur such liabilities. Each benefit plan complies with and will always comply with all applicable provisions of applicable laws.

15.4	There have been no strikes or collective labor disputes, to which a Group Company is a party and any employee thereof is the other party in the past three (3) years; and at present, there is not any pending, threatening or reasonably expected strike or labor dispute, to which a Group Company is a party and any employee thereof is the other party.

16	Insurance

Each Group Company maintains (i) sufficient insurance for all types of assets and activities that are usually insured, covering any property damages and loss of income resulting from fire disasters or any other accidents, and (ii) sufficient insurance against all liabilities, claims and risks that are usually insured by any company in similar circumstance and each Group Company shall be registered as the only beneficiary of such insurance.

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17	Intellectual Property

17.1	All Intellectual Properties used or formerly used by any Group Company shall be deemed as legally and beneficially owned by such Group Company or intellectual properties that can be legally used subject to the permission of the owner thereof (as the case may be). Intellectual Properties of a Group Company sufficiently allow such Group Company to operate business as it is on the Execution Date and allow such Group Company to operate as expected after the Closing Date.

17.2	Part I of Appendix Eight hereto sets out the authentic, complete and accurate details of Intellectual Properties owned by each Group Company (“Self-owned Intellectual Properties”), each of which is legal and is in full force and effect. Each Group Company is the lawful and exclusive owner of all Self-owned Intellectual Properties, and has all rights and interests therein without any encumbrances, including the right to file a lawsuit against any act of infringement. There are no pending or threatening claims to raise questions about the validity, enforceability, scope, terms or any other aspect of any Self-owned Intellectual Property, and no Self-owned Intellectual Property is determined to be invalid or unenforceable in part or whole in any claim for any reason.

17.3	Party II of Appendix Eight thereto sets out the authentic, complete and accurate details of Intellectual Properties used by any Group Company with the consent of the owner (“Permitted Intellectual Properties”); each Group Company has the right to use Permitted Intellectual Properties subject to terms and conditions concluded with each third party and provisions of applicable laws, and corresponding rights and interests for lawfully holding such Intellectual Properties.

17.4	Each Group Company has sufficient rights to use Self-owned and Permitted Intellectual Properties; such sufficiency shall not be changed and shall remain unchanged after the transactions contemplated hereunder are completed. Each Intellectual Property owned or used by any Group Company shall be valid, continue to exist and mandatorily enforceable, and no directions, judgments, decisions or agreements that have not been fully implemented will have any adverse effect on such Intellectual Property in use or any rights thereof, to which such Group Company is entitled. No Group Company has infringed or violated in other way any Intellectual Property of any third party.

17.5	Each Group Company has taken reasonable measures to protect the confidentiality and values of all trade secrets owned; and except in accordance with any valid and proper confidentiality and/or licensing agreement that is not breached, no person has used, disclosed or discovered any trade secrets. All employees and consultants of each Group Company have signed confidentiality agreement of intellectual properties for their respective benefits of each Group Company, according to which, each of such employees has transferred each Intellectual Property to each Group Company respectively, and agreed to keep the confidentiality of all trade secrets.

17.6	To the knowledge of each Warrantor after making efforts for all necessary inquiries, no third party has registered or used any Intellectual Property (no matter registered or not, including any application for registration) or any domain name owned or used by each Group Company or that is the same as or similar to any name used for business in any other ways.

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17.7	No warrantor or Group Company or any existing or former owner of any Self-owned Intellectual Properties has received any notice of any threatening, pending or ongoing claims in connection with any actual or alleged infringement of Intellectual Properties of any third party, or become aware of any fact or circumstance that may lead to such claims upon reasonable expectation.

17.8	No Group Company has been involved in any infringement or embezzlement or violation in other ways of Intellectual Properties of any third party, or has had any pending, threatening or ongoing claims in connection with the foregoing matters.

17.9	No warrantor or Group Company or any existing or former owner of any Self-owned Intellectual Properties has granted any license or other rights to use any Self-owned Intellectual Properties to any third party.

17.10	Each intellectual property licensing agreement, to which a Group Company is a party, is fully valid and binding, and such agreement shall be an entire agreement concluded by the parties with respect to the matters mentioned therein. No Group Company has violated or breached, or is alleged to have violated or breached any intellectual property licensing agreement, to which such Group Company is a party. The counterparty to such intellectual property licensing agreement does not terminate such agreement for any reason. No Group Company is, upon reasonable expectation, aware of any reason or circumstance that may lead to such termination. No such intellectual property licensing agreement will become invalid or unbinding or unable to come into effect on terms effective on the Closing Date.

17.11	There are no lawsuits or any other claims in relation to infringement or embezzlement of any Self-owned Intellectual Property, and no person is involved in any infringement or embezzlement of any Self-owned Intellectual Property.

17.12	Any rewards, remunerations of inventors or other rewards or remunerations of creators and designers of any Self-owned Intellectual Property to be paid as required by any and all applicable laws have been fully paid to such inventor, designer or creator in a timely manner.

18	Information Technology

18.1	Each Warrantor has provided the Buyer with all particulars of information technology possessed by, or used by each Group Company with permission or in other ways, on or before the Execution Date; while each Group Company respectively is the only legal and beneficial owner of such information technology, clear of any encumbrance in the case, or is the legal licensee of such information technology.

18.2	All information technology possessed or used by each Group Company, or by any third party on behalf of each Group Company, operates in accordance with the technical specifications and instructions, is in good condition, and free from any vulnerability, virus, trojan horse, defect or security flaw, and is maintained based on good industry practice.

18.3	Each Group Company does not incur any business or operation suspension due to any of the following matters: (i) any security flaw with respect to any information technology, (ii) any breakdown (whether due to any venerability, virus, flaw or others), under-capacity or other sub-standard performance of any information technology, or (iii) any breakdown, suspension, or any flawed operation of any information technology caused by the occurrence or treatment on any date. There is no such circumstance that might or is expected to cause any such suspension.

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18.4	Each Group Company has implemented appropriate backup and disaster recovery technology consistent with the industry practice.

18.5	On or before the Execution Date, each Warrantor has provided the Buyer with all particulars of all agreements and arrangements with respect to information technology, which are concluded by each Group Company or according to which each Group Company is entitled to any interests.

18.6	Any information technology possessed or used by each Group Company is not the object of any lawsuit, or other disputes or claims.

18.7	Each Group Company legally or beneficially owns or enjoys the contractual right to all information technology and business information necessary or required for its business operation, or the implementation of any existing contract, commitment, plan or proposal; while such contractual right will not be directly or indirectly damaged by any transaction proposed in this Agreement.

18.8	Each Warrantor has provided the Buyer with all particulars of the domains registered in the name of each Group Company or used by each Group Company on or before the Execution Date. There was or is neither dispute or objection with respect to the use or registration by each Group Company of any domain as mentioned in this paragraph, nor any circumstance that might or is expected to cause such dispute or objection. All registrations of such domains have been retained; while all relevant expenses and necessary administrative measures have been paid and adopted respectively.

18.9	Any information technology possessed or used by each Group Company within twelve (12) months prior to the Closing Date does not infringe the information technology of any third party, or constitute any unauthorized use of any third party’s information technology.

19	Major Contracts

19.1	Except as provided in this Agreement, with respect to any agreement, document or arrangement to which any Group Company is a party, there is neither claim which still exist as of the Execution Date and will cause material adverse effect on each Group Company in the whole due to any non-performance and default, nor the possibility of occurrence of such claim, and any circumstance that might cause such claim.

19.2	It is actually known to each Warrantor or should be reasonably known to each Warrantor based on appropriate inquiry or the performance of duty of care, all parties with which each Group Company concludes agreements or which have obligations to each Group Company, do not violate the agreements concluded with each Group Company and the obligations to each Group Company. Each Group Company does not violate any agreement or arrangement to which it is a party (such agreement or arrangement is still effective and/or unfinished as of the Execution Date and the Closing Date of this Agreement), thus causing material adverse effect on each Group Company.

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19.3	It is actually known to each Warrantor or should be reasonably known to each Warrantor based on appropriate inquiry or the performance of duty of care, there is no offer, bid or similar matters which will cause material adverse effect on the overall business or financial situation of each Group Company.

19.4	Each Group Company does not conclude or undertake any contract, transaction, arrangement or responsibility as described below (such contract, transaction, arrangement or responsibility is still valid and/or unfinished as of the Closing Date, and the involved amount of each contract, transaction, arrangement or responsibility exceeds USD50,000, but the obligation of each Group Company under such contract, transaction, arrangement or responsibility (except as specifically reflected in the Disclosure Letter): special or unusual, or outside the ordinary course of business).

19.5	It is actually known to each Warrantor or should be reasonably known to each Warrantor based on appropriate inquiry or the performance of duty of care, each Group Company is not subject to any responsibility or obligation with respect to remedies for violations.

19.6	As of the Execution Date hereof, the contracts or arrangements concluded by each Group Company (such contracts or arrangements are still valid and/or unfinished as of the Closing Date) all have been made based on fair trade; while the profit or financial situation of each Group Company has not been affected by any contract or arrangement made not based on fair trade.

20	Related Transactions

The transactions between each Group Company, each Warrantor and the affiliates (including possession of funds, provision of finance, procurement, permission, credit and debt, etc.) have been fully disclosed; there is no other transaction between each Group Company, each Warrantor and the affiliates. The commercial terms for the related transactions between each Group Company, each Warrantor and the affiliates are fair and equitable, with no circumstance damaging the interests of each Group Company or unreasonably increasing the burden of each Group Company.

21	Environment, Health and Safety Matters

21.1	Each Group Company has always abided by and now still abides by all environment, health and safety requirements during the course of business operation.

21.2	Without affecting the scope as stated above, each Group Company has obtained, always abided by and now still abides by all permits necessary for business operation according to environment, health and safety requirements, including approval and opinions in the environmental impact assessment report, the finished environmental protection facilities inspection report, opinions or inspection certificate, pollutant discharge application and permits, and all permissions, permits and approvals with respect to safety matters of each Group Company (including fire fighting), if applicable; such permits are valid and have full effect, will not be completely or partially terminated, weakened or become terminable due to any transaction under this Agreement.

21.3	Each Group Company is not subject to any kind of responsibility in the business caused by environment, health and safety requirements, or concerning environment, health and safety requirements, no matter responsibility occurred, contingent, absolute, asserted, identifiable or other responsibilities; while there is no fact, condition, circumstance or a series of cases which are reasonably expected to cause such responsibilities or become the basis of such responsibilities.

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21.4	With respect to any matter concerning the business, no notice, announcement, request, information requirement, subpoena, summon or order with respect to or arising from environment, health and safety requirements has been received, no complaint or punishment has been made, and no pending, potential investigation, action at law, claim, case, proceedings or review has been instituted by any government department or other person.

21.5	No hazardous materials have been temporarily or permanently discharged, handled, dumped, injected, pumped, buried, spilled, leaked, drained or released at, over or below the property currently or once used for the business. For the purpose of this Agreement, Hazardous Materials refer to all harmful or toxic materials, including: (i) any chemicals, compounds, materials, mixtures or substances which are defined, listed or otherwise classified as harmful materials currently or in the future under any applicable law; (ii) petroleum, natural gas, natural gas liquid, liquefied natural gas, synthetic gas which can be used as fuel (or mixture of natural gas and that synthetic gas), ash formed from handling municipal solid waste by resource recycling facilities, drilled fluid, produced water and other waste concerning exploration, development and mining of crude oil, natural gas or geothermal resources; (iii) asbestos of any form; (iv) urea resin foam-plastic insulating materials; (v) any other chemicals, materials or substances of which the exposure is limited or regulated by any government department due to health and safety reasons and because of the quantity, density, physical or chemical characteristics, or which might cause immediate or potential major hazards to human health and safety or the environment if discharged to workplaces or the environment.

22	Loans and Guarantees

22.1	Each Group Company has no outstanding loan capital or borrowed or raised funds.

22.2	Each Group Company has no guarantee or security form or similar documents which have not been fully performed, or have been made by it or made in favour of it.

23	Full Disclosure

23.1	After the Buyer expresses the intention to subscribe to the Target Equity, all information provided by each Warrantor to the Buyer or any of its representatives, or by any third party on behalf of each Warrantor to the Buyer or any of its representatives are true and accurate in all aspects, and there is no fact or matter which has not been provided to the Buyer or any of its representatives in written form, and make the information mentioned above become untrue or misleading.

23.2	Each Warrantor is not informed of any fact or circumstance which is related to it, the Target Equity or each Group Company, might cause material adverse effect, or is reasonably expected to affect the decision of the Buyer to subscribe to the Target Equity according to the terms hereof, if disclosed, and has not been disclosed in the Disclosure Letter.

23.3	The representations and warranties of each Warrantor under this Agreement, any statements or certifications provided currently or in the future to the Buyer according to this Agreement, or any statements or certifications relating to the transaction proposed hereunder, do and will not include any misstatement of material facts, do and will not omit any material facts which cause any statement under this Agreement or above-mentioned statements or certifications be misleading.

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Part II The Seller’s Warranties

1	Establishment, Good Standing and Qualification

1.1	Each Seller (in case of company) (1) is a limited liability company legally established according to the laws of the place of registration, in good standing and with good credit; (2) has all necessary power and authority to possess and operate its property and conduct the business, sign, deliver and perform this Agreement and complete the transaction proposed hereunder; (3) has the proper qualification to carry out business transaction respectively, has all permits and qualification necessary for such business operation, and has good credit in each judicial district where such qualification is required; and (4) since its establishment, has always abided by all applicable laws to do business.

1.2	Each Seller (in case of natural person) is natural person with full capacity for civil conduct.

2	Authorization

2.1	Each Seller has taken all necessary actions so that it can authorize, sign and deliver this Agreement and perform its obligations hereunder. This Agreement, and any other agreements and/or instruments to which each Seller is a party according to this Agreement, constitute the valid and legally binding obligations of the Seller, and can be implemented according to the relevant terms.

2.2	Except the consent obtained on the Closing Date, no other consent is required from any person for each Seller to sign, deliver or perform this Agreement or complete the transaction proposed hereunder.

3	Target Equity

Target Equity (i) has been officially and effectively issued and fully paid, (ii) when delivered for the consideration hereunder according to this Agreement, each Seller will transfer to the Buyer the proper and valid ownership to Target Equity without transfer restriction and other encumbrances, and all rights and interests attached.

4	No Violation

Signing, delivery and performance of this Agreement or completion of the transaction proposed hereunder by each Seller will not (i) cause any violation of, or conflict with any provisions in organization documents valid as of the Execution Date, or constitute violation, whether with time lapse or notice; (ii) constitute the conflict with any applicable laws; (iii) constitute the violation of any provisions in any contract, or cause the termination, cancellation or advance of any rights or obligations of each Seller under any provisions of any contract, or cause the loss of any interests of each Seller under any provisions of any contract; or (iv) cause any property or asset of each Seller be subject to any encumbrance (Except as expressly agreed by related parties in the transaction documents).

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5	Insolvency

Each Seller will not and has no reason to believe that it might become insolvent or unable to pay debts coming to maturity in the foreseeable future according to applicable laws. Each Seller is not and has no reason to believe that it might be subject to legal proceedings concerning any compromise or arrangement with creditors in the foreseeable future, or any liquidation, bankruptcy or other dissolution procedures for the Seller. Moreover, it is currently known to each Seller that any incident that might trigger such legal proceedings according to applicable laws does not exist.

6	No Claim or Lawsuit

No claim is pending or threatened to be made against or involving each Seller or its affiliates, and relating to each Group Company or its business in any way.

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Part III The Buyer’s Warranties

1	Establishment, Good Standing and Qualification

Each Buyer is a company legally established and validly existing according to the laws of the place of registration, and in good standing; (2) has all necessary corporate power and authority to sign and deliver this Agreement and complete the transaction proposed hereunder.

2	Authorization

Each Buyer has the full power and authority to conclude this Agreement; while this Agreement constitutes the valid and legally binding obligations of the Buyer, and can be implemented according to the relevant terms, under the supposition that the signing and delivery of this Agreement is proper and valid.

3	No Violation

Signing, delivery and performance of this Agreement or completion of the transaction proposed hereunder by each Buyer will not (i) cause any violation of, or conflict with any provisions in organization documents valid as of the Execution Date, or constitute violation, whether with time lapse or notice; (ii) constitute the conflict with any applicable laws; (iii) constitute the violation of any provisions in any contract, or cause the termination, cancellation or advance of any rights or obligations of each Buyer under any provisions of any contract, or cause the loss of any interests of each Buyer under any provisions of any contract.

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Investment Agreement

Appendix V—Disclosure Letter

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Investment Agreement

Appendix VI—Key Employees

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Appendix VII—Each Party’s Address

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Appendix VIII—Intellectual Property

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Appendix IX—Domains to be Transferred

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Investment Agreement

Signature Page

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The Agreement has been signed by the parties on the Execution Date.

Executed, sealed and delivered by Glory Loop Limited	) ) ) ) )	Executed, sealed and delivered by the authorized signatory of Glory Loop Limited:

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Investment Agreement

Executed, sealed and delivered by Beijing Gamease Age Internet Technology Co., Ltd.	) ) ) ) )	Signed by the authorized signatory of Beijing Gamease Age Internet Technology Co., Ltd.:

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Executed, sealed and delivered by Baina, Inc.	) ) ) ) ) )	Signed by the authorized signatory of Baina, Inc.:

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Executed, sealed and delivered by Forest Group Investment Limited	) ) ) ) ) )	Signed by the authorized signatory of Forest Group Investment Limited:

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Executed, sealed and delivered by Matrix Partners China II Hong Kong Limited	) ) ) ) ) )	Signed by the authorized signatory of Matrix Partners China II Hong Kong Limited:

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Executed, sealed and delivered by Sequoia Capital 2010 CV Holdco, Ltd.	) ) ) ) ) )	Signed by the authorized signatory of Sequoia Capital 2010 CV Holdco, Ltd.:

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Executed, sealed and delivered by QUALCOMM Incorporated	) ) ) ) ) )	Signed by the authorized signatory of QUALCOMM Incorporated:

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Executed and delivered by Yongzhi Yang	) ) ) ) ) )

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Executed and delivered by Tiefeng Liu	) ) ) ) ) )

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Executed and delivered by Youyang Xie	) ) ) ) ) )

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Executed and delivered by Na Zeng	) ) ) ) ) )

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Executed and delivered by Zhou Yu	) ) ) ) ) )

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Executed and delivered by Sen Li	) ) ) ) ) )

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Executed, sealed and delivered by MoboTap Inc.	) ) ) ) )	Signed by the authorized signatory of MoboTap Inc.:
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Executed, sealed and delivered by MoboTap Inc. Limited.	) ) ) ) )	Signed by the authorized signatory of MoboTap Inc. Limited:
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Executed, sealed and delivered by MoboTap Inc.	) ) ) ) )	Signed by the authorized signatory of MoboTap Inc.:
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Executed, sealed and delivered by Dolphin Browser Inc.	) ) ) ) )	Signed by the authorized signatory of Dolphin Browser Inc.:
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Executed, sealed and delivered by Muse Entertainment Limited	) ) ) ) )	Signed by the authorized signatory of Muse Entertainment Limited:
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Executed, sealed and delivered by Dstore Technology Limited	) ) ) ) ) )	Signed by the authorized signatory of Dstore Technology Limited:
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Executed, sealed with the common seal and delivered by Baina Zhiyuan (Chengdu) Co., Ltd.	) ) ) ) ) )	Signed by the authorized signatory of Baina Zhiyuan (Chengdu) Technology Co., Ltd.:
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Executed, sealed with the common seal and delivered by Baina Zhiyuan (Beijing) Technology Co., Ltd.	) ) ) ) ) )	Signed by the authorized signatory of Baina Zhiyuan (Beijing) Technology Co., Ltd.:
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Executed, sealed with the common seal and delivered by Beijing Baina Information Technology Co., Ltd.	) ) ) ) ) )	Signed by the authorized signatory of Beijing Baina Information Technology Co., Ltd.:
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Executed, sealed with the common seal and delivered by Baina (Wuhan) Information Technology Co., Ltd.	) ) ) ) ) )	Signed by the authorized signatory of Baina (Wuhan) Information Technology Co., Ltd.:
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Executed, sealed with the common seal and delivered by Chengdu Xingyu Science and Technology Co., Ltd.	) ) ) ) ) )	Signed by the authorized signatory of Chengdu Xingyu Science and Technology Co., Ltd.:
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Executed, sealed with the common seal and delivered by Wuhan Xingyu Science and Technology Co., Ltd.	) ) ) ) ) )	Signed by the authorized signatory of Wuhan Xingyu Science and Technology Co., Ltd.:
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Executed, sealed with the common seal and delivered by Wuhan Hualian Chuangke Science and Technology Co., Ltd.	) ) ) ) ) )	Signed by the authorized signatory of Wuhan Hualian Chuangke Science and Technology Co., Ltd.:
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Executed, sealed with the common seal and delivered by Beijing Anzhuoxing Science and Technology Co., Ltd.	) ) ) ) ) )	Signed by the authorized signatory of Beijing Anzhuoxing Science and Technology Co., Ltd.:
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Executed, sealed with the common seal and delivered by Shanghai Andepurui Network Science and Technology Co., Ltd.	) ) ) ) ) )	Signed by the authorized signatory of Shanghai Andepurui Network Science and Technology Co., Ltd.:
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